Exhibit 10.1

GPC SHARE SALE DEED

(EXECUTION)

AOF BETA B.V.

EXEGO GROUP PTY LIMITED

GENUINE PARTS AUSTRALIA PTY LIMITED

GENUINE PARTS COMPANY

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10. Warranties		23
10.1	Warranties	23
10.2	Survival	23
10.3	Reliance	23
10.4	Warranties not limited	23
10.5	Indemnity	23
10.6	Company and AOF Beta to notify of potential breaches	23
10.7	Termination for breach of Warranty prior to Completion	23
10.8	Adjustment for certain payments	24
11. Limitations		24
11.1	No small claims	24
11.2	Cap on Claims	24
11.3	Time limit	24
11.4	Notice	24
11.5	Exclusion of certain losses	25
11.6	Mitigation	25
11.7	Right to remedy	25
11.8	Subsequent recovery	25
11.9	Insurance	26
11.10	Independent limitations	26
11.11	No liability for Third Parties	26
12. GPC Australia’s and GPC’s Guarantor’s Warranties		26
12.1	GPC Australia and GPC’s Guarantor’s warranties	26
12.2	Survival	27
12.3	Reliance	27
13. Guarantee		27
13.1	Guarantee by GPC’s Guarantor	27
13.2	Obligations not affected by certain matters	28
13.3	Waiver of rights	28
13.4	GPC Australia’s actions to bind GPC’s Guarantor	28
14. Announcements and Confidentiality		28
14.1	No announcement or other disclosure of transaction	28
14.2	Permitted announcements and disclosures	28
15. GST		29
15.1	Interpretation	29
15.2	Consideration exclusive of GST	29
15.3	Payment of GST	29
15.4	Tax invoice	29
15.5	Adjustments	30
15.6	Input tax credits	30
16. Notices		30
16.1	Manner of giving notice	30
16.2	When notice given	31
16.3	Proof of service	31
16.4	Documents relating to legal proceedings	32
17. Payments		32
17.1	Direction	32
17.2	Method of payment	32
17.3	No deduction	32
17.4	Notice of Deduction Obligation and further obligations	33

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18. General		33
18.1	Entire agreement	33
18.2	Assignment	33
18.3	Amendments	34
18.4	Consents	34
18.5	Costs	34
18.6	Counterparts	34
18.7	Exercise and waiver of rights	34
18.8	No merger	34
18.9	Severability	34
18.10	Stamp Duties	34
18.11	Further assurances	35
18.12	Benefits held on trust	35
19. Waiver of Rights		35
20. AOF sellers’ Rights and Liabilities if more than one AOF Seller		35
20.1	AOF Sellers’ rights and liabilities several	35
20.2	Trustees	36
21. Governing Law and Jurisdiction		36
21.1	Governing law	36
21.2	Jurisdiction	36
21.3	Service of process	37

Schedule

1. Warranties		38
2. Purchase Price adjustment disputes		39
3. Worked Examples		40
4. Key Employees		41

Annex

1. Discharge Loan Agreement		44
2. Third Party Sale Deed		45
3. Employment agreement		46

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THIS DEED is made on                      2013

BETWEEN:

(1)	AOF BETA B.V. of Teleport Boulevard 110, Unit A.5.22 1043 Amsterdam, The Netherlands (AOF Beta);

(2)	EXEGO GROUP PTY LIMITED (ACN 123 768 936) of 362 Wellington Road, Mulgrave VIC 3170 (the Company);

(3)	GENUINE PARTS AUSTRALIA PTY LIMITED (ACN 153 300 095) of Suite 12, Level 12, 37 Bligh Street, Sydney NSW 2000 (GPC Australia); and

(4)	GENUINE PARTS COMPANY of 2999 Circle 75 Parkway, Atlanta, Georgia, United States of America (GPC’s Guarantor).

BACKGROUND:

(A)	AOF Beta owns the AOF Shares.

(B)	AOF Beta wishes to sell, and GPC Australia wishes to buy, all of the AOF Shares on and subject to the terms of this deed.

(C)	The Third Parties own the Third Party Shares.

(D)	AOF Beta and GPC Australia wish to procure the sale of the Third Party Shares from the Third Parties to GPC Australia on and subject to the terms of the Third Party Documents in accordance with this deed.

(E)	GPC’s Guarantor has entered into this deed in order to (among other things) guarantee performance by GPC Australia of its obligations under this deed.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this deed:

Aborted Exit Expenses means an amount equal to the aggregate of all costs, expenses and Tax liabilities incurred by the Group solely as a result of any Preliminary Exit Steps and all costs, expenses and Tax liabilities incurred by the Group in connection with any agreements or arrangements entered into by the Group solely in connection with any Preliminary Exit Steps (but excludes, for the avoidance of doubt, any Transaction Costs);

Actual Net Debt means Net Debt calculated as at the time immediately prior to Completion;

Actual Net Debt Payment Date means the date 10 Business Days after the date on which the Actual Net Debt is agreed or finally determined in accordance with this deed;

AOF Entities and AOF Entity have the respective meanings given to those terms in the Call Option Deed;

AOF Group means each AOF Seller, its related entities (excluding each Group Company) and each other AOF Entity;

AOF Proportion means, as at a particular date, the amount (expressed as a decimal) equal to S in the following formula:

S = A/B

Where:	A is equal to the number of AOF Shares as at that date; and

B is equal to the number of Non-GPC Option Shares (excluding all Unvested Performance Shares on issue as at that date);

AOF Purchase Price means the amount equal to A in the following formula:

A = S x C

Where:	S is the AOF Proportion as at Completion; and

C is the GPC Call Option Face Value;

AOF Seller has the meaning given to that term in clause 20.1;

AOF Shares has the meaning given to that term in the Call Option Deed;

ASIC means the Australian Securities and Investments Commission;

Authorisation means any licence, consent, approval, permit, registration, accreditation, certification or other authorisation given or issued by any Authority or any other person;

Authority means:

(a)	any government or governmental, semi-governmental or local authority and any department, office, minister, commission, board, delegate or agency of any such government or authority;

(b)	any judicial or administrative entity or authority;

(c)	any other authority, commission, board, agency, entity or person established or having power under statute including the Fair Work Ombudsman, WorkCover, similar entities and their predecessors; and

(d)	any person or other entity having power under the listing rules of any recognised securities exchange;

B Ordinary Shares means B ordinary shares in the capital of the Company;

Borrower means each Group Company which is party to any Existing Debt Facility in the capacity as a borrower (including by way of being an issuer of loan notes or other debt instruments);

Borrower NZ Security means, as at the time immediately before Completion, any Encumbrance registered on the NZ PPSR at that time which has been granted by a Group Company in support of any obligations of that Group Company or any other Group Company under the Existing Debt Facilities;

Business means the business conducted by the Group at Completion;

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are generally open in Melbourne and Atlanta for normal business;

Calculation has the meaning given in clause 1.7(a);

Call Option Deed means the call option deed dated 22 September 2011 between AOF Beta, the Company, GPC Australia, UAP and GPC’s Guarantor as amended pursuant to an amending deed dated on or about the date of this deed;

Claim means:

(a)	a Warranty Claim;

(b)	any other claim against AOF Beta for any breach of this deed or otherwise (whether based in contract or tort or under statute or common law) in respect of the subject matter of this deed; and

(c)	any claim, demand or cause of action (whether based in contract or tort or under statute or common law) in relation to the AOF Shares and the sale of those shares;

Completion means completion of the sale and purchase of the AOF Shares in accordance with this deed;

Completion Date means the date on which Completion occurs;

Conditions means the conditions precedent to the sale and purchase of the AOF Shares set out in clause 5.1;

Constitution means the constitution of the Company;

Corporations Act means the Corporations Act 2001 (Cth);

Current Financial Year means the financial year of the Group in which this deed is executed;

Debt Notice has the meaning given in clause 6.5;

Discharge Loan Agreement means an agreement substantially in the form set out in Annex 1 to be entered into immediately prior to Completion between GPC Australia (as lender) and the Borrowers (as borrowers) if GPC Australia states in its Debt Notice that it proposes to procure the repayment of all amounts owing under the Existing Debt Facilities on Completion, pursuant to which GPC Australia will advance an amount in dollars equal to the Existing Debt Amount to (or as directed by) the Borrowers for the purpose of putting the Borrowers in funds to discharge the Existing Debt Amount on Completion;

Drag Along Right means, in respect of any Third Party Share, a valid and enforceable right under the Constitution, the New Shareholders’ Deed or any other arrangement or agreement in favour of AOF Beta entitling AOF Beta to compel the holder of the Third Party Share to sell that Third Party Share to a third party in circumstances where AOF Beta has or will agree to sell all of the AOF Shares to a third party;

EBITDA has the meaning given to that term in the Call Option Deed;

Encumbrance means any mortgage, fixed or floating charge, pledge, lien, option, right to acquire, right of pre-emption, assignment by way of security, trust arrangement for the purpose of providing security, retention arrangement or other security interest of any kind, and any agreement to create any of the foregoing and the term Encumber has a corresponding meaning;

Estimated Net Debt means Net Debt calculated as at the date 5 Business Days prior to Completion;

Existing Debt Amount has the meaning given to that term in the Call Option Deed, calculated as at the time immediately prior to Completion and notified to GPC Australia by the Company 5 Business Days prior to Completion;

Existing Debt Facilities has the meaning given to that term in the Call Option Deed;

Existing Securities means, as at the time immediately before Completion, any charge, mortgage or other security interest at that time which has been given by a Group Company in support of any obligations of that Group company or any other Group Company under the Existing Debt Facilities which has not been released at that time;

Existing Shareholders’ Deed means the shareholders’ deed dated on or about 12 December 2007 between, among others, the Company and AOF Beta;

GPC Call Option has the meaning given to that term in the Call Option Deed;

GPC Call Option Exercise Date has the meaning given to that term in the Call Option Deed;

GPC Call Option Face Value means:

(a)	for the purposes of clause 7.4(a), the amount as at the Completion Date calculated in accordance with the formula set out in the definition of that term in the Call Option Deed if references in terms used in that definition to “Net Debt” are replaced with references to “Estimated Net Debt” (having the meaning given to that term in this deed); and

(b)	for all other purposes, the amount as at the Completion Date calculated in accordance with the formula set out in the definition of that term in the Call Option Deed;

GPC Group means GPC Australia and each of its Related Bodies Corporate from time to time (and GPC Group Company means any of them);

Group means the Company and each of its subsidiaries from time to time and Group Company means any of them;

Group’s Debt Financiers has the meaning given in the Call Option Deed;

GST has the meaning given in the GST Law;

GST Exclusive Consideration has the meaning given in clause 15.2;

GST Law has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

Incumbent Nominee means, in relation to a party which is a holder of equity securities in the capital of the Company, any nominee or representative of that holder who is appointed to the board of a Group Company;

Key Employees means the employees specified in Schedule 4;

Long Stop Date means the date which is 5 months after the date of this deed;

Loss means any loss, damage, cost, expense, charge, penalty or liability and includes Tax and Stamp Duties, but excludes loss of profits, business, goodwill, opportunity or chance, any indirect, special or consequential loss, and any punitive or aggravated damages;

Management Accounts means the monthly management accounts prepared by the Company (in the usual manner adopted by the Company for the preparation of management accounts) in respect of the Group;

Material Adverse Change means an event, occurrence or change after the last day of the calendar month immediately preceding the GPC Call Option Exercise Date which individually or when aggregated with all other events, occurrences or changes after the last day of the calendar month immediately preceding the GPC Call Option Exercise Date has diminished or is reasonably likely to diminish:

(a)	the EBITDA of the Group for the 12 month period ending on the last day of calendar month in which the first such event, occurrence or change takes place (EBITDA Change Month) as stated in the Management Accounts relating to that period, by an amount equal to or greater than 10% of the EBITDA of the Group for the 12 month period ending on the last day of the calendar month immediately preceding the EBITDA Change Month; or

(b)	the net tangible assets of the Group plus cash on hand and cash equivalents as stated in the Management Accounts relating to the calendar month immediately preceding the first such event, occurrence or change (NTA Change Month) by an amount equal to or greater than 10% or more of the net tangible assets of the Group as set out in the Management Accounts of the Group for the month immediately preceding the NTA Change Month;

Material Contract means

(a)	the top 5 overseas product supply agreements (based on total purchase value during the Recent Year) entered into by any Group Company;

(b)	the top 20 domestic product supply agreements (based on total purchase value during the Recent Year) entered into by any Group Company;

(c)	the top 10 non-product and/or service supply agreements covering non-products or services supplied in the course of trading (based on total purchase value during the Recent Year) entered into by any Group Company;

(d)	the top 10 customer agreements (based on total revenue during the Recent Year) entered into by any Group Company;

(e)	any lease in respect of a distribution centre entered into by any Group Company; and

(f)	the lease in respect of the Group’s head office premises in Melbourne;

Net Debt has the meaning given to that term in paragraph (a) of the definition of “Net Debt” in the Call Option Deed;

New Management Services Agreement means the professional services agreement dated 22 September 2011 between the Company, Unitas Capital Pte. Ltd., AOF Beta and GPC’s Guarantor;

New Shareholders’ Deed means the shareholders’ deed in relation to the Company between (among others) the Company, AOF Beta and UAP dated on or about 22 September 2011;

Non-GPC Option Shares has the meaning given in the Call Option Deed;

NZ PPSA means the New Zealand Personal Property Securities Act 1999;

NZ PPSR means the Personal Property Securities Register established under section 139 of the NZ PPSA;

Ordinary Shares means ordinary shares in the capital of the Company;

Purchase Price Adjustment Amount is an amount equal to P in the following formula:

Where:	D is equal to:

(i)	if the Actual Net Debt is less than the Estimated Net Debt, a positive amount equal to the amount by which the Actual Net Debt exceeds the Estimated Net Debt; or

(ii)	if the Actual Net Debt is greater than the Estimated Net Debt, a negative amount equal to the amount by which the Estimated Net Debt exceeds the Actual Net Debt; and

S is equal to the UAP Proportion;

Performance Share Loan Amount has the meaning given in each Third Party Sale Deed;

Performance Share Plan has the meaning given to that term in the Call Option Deed;

Performance Shares has the meaning given to that term in the Call Option Deed;

Preliminary Exit Steps has the meaning given in clause 4.2 of the Call Option Deed;

Recent Year means the 12 month period ending on the later of the 30 June and the 31 December which immediately precedes the proposed Completion Date;

Register has the meaning given in the Personal Property Securities Act 2009 (Cth);

Registered Charge means, as at the time immediately before Completion, any Encumbrance registered on the Register at that time which has been granted by a Group Company in support of any obligations of that Group Company or any other Group Company under the Existing Debt Facilities;

Related Body Corporate has the meaning given in section 9 of the Corporations Act;

Sale Transaction Document means:

(a)	this deed;

(b)	the Discharge Loan Agreement;

(c)	each Third Party Document; and

(d)	any other agreement executed or to be executed by the parties under or in connection with this deed which the parties agree in writing is a “Sale Transaction Document” for the purposes of this deed;

Seller Loan Amount means the aggregate of all outstanding amounts under any loan deed between the Company, as lender, and AOF Beta, as borrower, pursuant to which the Company put AOF Beta in funds to make loans to participants in a Performance Share Plan;

Stamp Duties means all stamp, transaction or registration duties or similar charges imposed by any Taxation Authority and includes all penalties, fines, interest or additional charges payable in relation to such duties or charges;

Taxation or Tax means:

(a)	any charge, tax, duty, levy, impost or withholding having the character of taxation, wherever chargeable and however collected or recovered, imposed for support of national, federal, state, municipal or local government or any other governmental or regulatory authority, body or instrumentality including taxes on gross or net income, profits or gains, taxes on receipts, sales, use, occupation, franchise or transfer, personal property taxes, social security taxes, GST and other value added taxes and Stamp Duties; and

(b)	any penalty, fine, interest or additional charge payable in relation to any taxation within paragraph (a) above;

Taxation Authority means any taxing or other authority competent to impose, administer or collect any Taxation in any jurisdiction;

Third Party has the meaning given to that term in the Call Option Deed;

Third Party Documents means, in respect of each Third Party:

(a)	a Third Party Sale Deed pursuant to which the Third Party agrees to sell all of the Third Party Shares held by that Third Party to GPC Australia on the Completion Date;

(b)	if that Third Party is the registered holder of any Ordinary Shares, a share transfer form in respect of all of the Ordinary Shares registered in the name of that Third Party together with share certificates in respect of all of those Ordinary Shares (or a confirmation of lost certificate in the case of any share certificates found to be missing);

(c)	if the Third Party is the registered holder of any B Ordinary Shares, a share transfer form in respect of all of the B Ordinary Shares registered in the name of that Third Party together with share certificates in respect of all of those B Ordinary Shares (or a confirmation of lost certificate in the case of any share certificates found to be missing); and

(d)	if the Third Party is the registered holder of any Performance Shares, a share transfer form in respect of all of the Vested Performance Shares and Unvested Performance Shares registered in the name of the Third Party together with share certificates in respect of all of those Vested Performance Shares and Unvested Performance Shares (or a confirmation of lost certificate in the case of any share certificates found to be missing);

Third Party Sale Deed means, in respect of a Third Party, a sale deed between the Third Party, AOF Beta, GPC Australia, GPC’s Guarantor and the Company substantially in the form of Annex 2;

Third Party Shares has the meaning given to that term in the Call Option Deed;

Transaction Costs has the meaning given to that term in the Call Option Deed;

UAP means UAP Inc of 7025 Ontario Street, East Montréal, Québec H1N 2B3 Canada;

Unvested Performance Share has the meaning given to that term in the Call Option Deed;

Vested has the meaning given in the Call Option Deed;

Vested Performance Shares means Performance Shares which have Vested;

Warranties means each of the statements set out in Schedule 1;

Warranty Claim means a claim by GPC Australia or any person deriving title from it, the basis of which is that a Warranty is, or is alleged to be, untrue, inaccurate or misleading, including any claim under clause 10.5; and

Worked Examples has the meaning given in clause 1.7(a).

1.2	Related entities

For the purposes of this deed, one entity is related to another if the first entity:

(a)	controls the second entity;

(b)	is under the control of the second entity; or

(c)	is under the control of a third entity that also controls the second entity,

in each case for the purposes of section 50AA of the Corporations Act.

1.3	Insolvency

For the purposes of this deed, a person is insolvent if:

(a)	an administrator, liquidator, provisional liquidator, receiver, receiver and manager or equivalent officer has been appointed in respect of that person or the whole or any part of its assets or undertaking;

(b)	an arrangement, compromise or similar arrangement with creditors has been proposed, agreed or sanctioned in respect of that person;

(c)	an order or application has been made, or a resolution has been passed, for the winding up or dissolution of that person;

(d)	that person has stopped paying its debts as they fall due or is unable to pay its debts as they fall due; or

(e)	that person has otherwise become, or is otherwise taken to be, insolvent in any jurisdiction.

1.4	Reasonable endeavours

Except as otherwise expressly provided in this deed, any provision of this deed which requires a party to use reasonable endeavours or all reasonable endeavours, or to take all steps reasonably necessary, to procure that something is performed or occurs, does not impose any obligation to:

(a)	commence any legal action or proceeding against any person;

(b)	procure absolutely that thing is done or happens;

(c)	incur a material expense, except where that provision expressly specifies otherwise; or

(d)	accept any undertakings or conditions required by any Authority if those undertakings or conditions, in the reasonable opinion of the party required to give such undertakings or satisfy such conditions, are materially adverse to its commercial interests or fundamentally or materially alter the basis on which it originally agreed to the transaction the subject of this deed.

1.5	References to certain other words and terms

In this deed:

(a)	any reference, express or implied, to any legislation in any jurisdiction includes:

(i)	that legislation as amended, extended or applied by or under any other legislation made before or after execution of this deed;

(ii)	any legislation which that legislation re-enacts with or without modification; and

(iii)	any subordinate legislation made before or after execution of this deed under that legislation, including (where applicable) that legislation as amended, extended or applied as described in clause 1.5(a)(i), or under any legislation which it re-enacts as described in clause 1.5(a)(ii);

(b)	references to persons or entities include natural persons, bodies corporate, partnerships, trusts and unincorporated and incorporated associations of persons;

(c)	references to an individual or a natural person include his estate and personal representatives;

(d)	a reference to a clause, schedule or annex is a reference to a clause, schedule or annex of or to this deed (and the schedules and annexes form part of this deed);

(e)	subject to clause 18.2, references to a party to this deed include the successors or assigns (immediate or otherwise) of that party;

(f)	unless otherwise indicated, a reference to any time is a reference to that time in Atlanta, Georgia, United States of America; and

(g)	a reference to $, A$ or dollars is to Australian currency.

1.6	Rules of interpretation and construction

In this deed:

(a)	singular words include the plural and vice versa;

(b)	a word of any gender includes the corresponding words of any other gender;

(c)	if a word or phrase is defined, other grammatical forms of that word have a corresponding meaning;

(d)	general words must not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(e)	nothing is to be construed adversely to a party just because that party put forward this deed or the relevant part of this deed; and

(f)	the headings do not affect interpretation.

1.7	Calculations and Worked Examples

(a)	In the event that this deed (including the definitions in clause 1.1) requires a calculation to be performed, including in relation to price, securities or proportions, (each a Calculation) and Schedule 3 includes a worked example demonstrating the making of the relevant Calculation (each a Worked Example), the Calculation must be performed in a manner which is consistent with the applicable Worked Example.

(b)	If there is any inconsistency between the manner in which a Calculation is to be performed as prescribed by an operative provision of this deed (excluding this clause 1.7) on the one hand and by a Worked Example on the other, then the Calculation must be performed in a manner which is consistent with the relevant Worked Example.

1.8	Things required to be done other than on a Business Day

(a)	Subject to clause 1.8(b) and unless otherwise indicated, where the day on which any act, matter or thing is to be done is a day other than a Business Day, that act, matter or thing must be done on or by the next Business Day.

(b)	Where clause 7.1(a) applies, any act, matter or thing required to be done at Completion must be done on the day specified in that clause regardless of whether that day is a Business Day.

1.9	Duties of Incumbent Nominees

Where this deed requires a party to procure an Incumbent Nominee who is appointed by, or who otherwise represents, that party, to do or not do any thing (including giving any consent or approval or passing any resolution) in relation to a Group Company during the period between the date of this deed and Completion, this deed shall not be taken to require the party to procure the Incumbent Nominee to do or not do anything which the Incumbent Nominee, acting on legal advice provided by a reputable Australian law firm, reasonably believes would result in a breach of his or her statutory or fiduciary duties in respect of the relevant Group Company.

1.10	Obligations in relation to estimates

Where the Company is required to provide an estimate for the purpose of the definition of Estimated Net Debt, the Company must:

(a)	consult with GPC Australia and have reasonable regard to GPC Australia’s views concerning the relevant estimate; and

(b)	without limiting clause 1.10(a), calculate such estimate acting reasonably and in good faith.

2.	SALE AND PURCHASE OF THE NON-GPC OPTION SHARES

2.1	Sale and purchase of AOF Shares

Subject to the Conditions being satisfied or waived in accordance with this deed, on the day determined for Completion under clause 7.1, AOF Beta must sell (or procure the sale, as the case may be), and GPC Australia must buy, the AOF Shares for the AOF Purchase Price free from all Encumbrances and together with all rights attaching or accruing to them as at that date.

2.2	Simultaneous acquisition of Third Party Shares

Subject to the Conditions being satisfied or waived in accordance with this deed, on the day determined for Completion under clause 7.1:

(a)	GPC Australia must buy the Third Party Shares from the Third Parties, with the Non-GPC Option Shares held by each Third Party being acquired in accordance with the terms of the Third Party Documents of that Third Party; and

(b)	the Company may convert each Performance Share to the relevant number of Ordinary Shares in accordance with the Performance Share Plan.

2.3	Ownership and risk

Title to and risk in the AOF Shares passes from AOF Beta (and any other AOF Entity that is a registered holder of those shares) to GPC Australia on Completion.

3.	PURCHASE PRICE

(a)	Subject to clause 4, the consideration provided by GPC Australia for the sale and purchase of the AOF Shares is the AOF Purchase Price.

(b)	The Company will, 5 Business Days before Completion, notify AOF Beta and GPC Australia in writing of:

(i)	the AOF Proportion;

(ii)	the Estimated Net Debt; and

(iii)	the Existing Debt Amount.

4.	PURCHASE PRICE CALCULATION AND ADJUSTMENT

4.1	Calculation of Purchase Price Adjustment

(a)	The Company must, within 15 Business Days following Completion, provide AOF Beta and GPC Australia with notice in writing, stating:

(i)	the Actual Net Debt; and

(ii)	the Aborted Exit Expenses,

(the Purchase Price Adjustment Notice).

(b)	If requested in writing by GPC Australia or AOF Beta, the Company will provide GPC Australia and AOF Beta with the details of, and the basis for, the calculation of each item comprising the Actual Net Debt and the Aborted Exit Expenses (if any) as stated in the Purchase Price Adjustment Notice.

4.2	Payment of Adjusted Purchase Price

(a)	If the Purchase Price Adjustment Amount is a negative number, AOF Beta must pay to GPC Australia, on the Actual Net Debt Payment Date, an amount equal to the Purchase Price Adjustment Amount (disregarding the sign).

(b)	If the Purchase Price Adjustment Amount is a positive number, GPC Australia must pay to AOF Beta, on the Actual Net Debt Payment Date, an amount equal to the Purchase Price Adjustment Amount (disregarding the sign).

(c)	If the Aborted Exit Expenses is greater than $0, AOF Beta must pay an amount equal to the Aborted Exit Expenses to GPC Australia, provided however, that the Aborted Exit Expense will be set off against any payment due by GPC Australia to AOF Beta under clause 4.2(b).

4.3	Disputes

AOF Beta and GPC Australia may only dispute the Purchase Price Adjustment Notice by giving notice to the other party in accordance with the procedure set out in Schedule 2. If, by the expiry of the period of 10 Business Days following the date of receipt of the Purchase Price Adjustment Notice:

(a)	no such notice is given to the Company and either AOF Beta or GPC Australia (as the case may be); or

(b)	AOF Beta and GPC Australia agree in writing that there are no items they wishes to dispute,

the proposed Actual Net Debt and Aborted Exit Expense (if any) set out in the Purchase Price Adjustment Notice will immediately become the Actual Net Debt and Aborted Exit Expense for the purposes of this deed.

5.	CONDITIONS

5.1	Conditions

Clauses 2 and 7 do not become binding on the parties and have no force or effect, and Completion must not take place, unless and until each of the conditions listed in the first column of the following table are either satisfied or waived in accordance with clause 5.4:

Condition	Right to waive

(a)     where required under the terms of a Material Contract, the relevant Group Company has obtained the written consent to a change in control of that Group Company resulting from the acquisition of the AOF Shares in accordance with this deed from the relevant counterparty to that Material Contract, which consents are either unconditional or on terms and conditions reasonably satisfactory to GPC Australia;

GPC Australia

(b) each Third Party has executed the Third Party Documents to which it is a party and has delivered those documents to AOF Beta;	GPC Australia

(c) no Material Adverse Change has occurred; and	GPC Australia

(d)     each Key Employee has entered into a new employment agreement with a Group Company which:

(i)      (subject to any amendments required in order to incorporate the provisions contemplated by clause (iii) below and other than in respect of the new employment agreement for John Moller) is substantially in the form of Annex 3;

(ii)     is on terms and conditions which are no less favourable to that Key Executive than the terms and conditions applicable under that Key Executive’s employment arrangements with the Group as at the date of this deed; and

(iii)    contains remuneration and short term incentive plan and long term incentive plan arrangements in respect of that Key Employee as determined and agreed between the Group (acting through John Moller) and GPC (acting through Tom Gallagher).

GPC Australia

5.2	Satisfaction of Conditions

Each party must use all reasonable endeavours (including in the case of AOF Beta only, and to the extent necessary, by exercising all Drag Along Rights available to it) to procure that each of the Conditions is satisfied as soon as reasonably practicable following the date of this deed and in any event before the Long Stop Date.

5.3	Notice of satisfaction of Conditions

Each of GPC Australia and AOF Beta must, within 1 Business Day after it becomes aware that a Condition has been satisfied or cannot be satisfied, give notice in writing to the other parties that the Condition has been satisfied or cannot be satisfied (as the case may be) together with reasonable evidence of the same.

5.4	Waiver of Conditions

A Condition may be waived, and may only be waived:

(a)	if one party is specified in the second column of the table in clause 5.1 opposite that Condition, by that party by notice to each of the other parties; or

(b)	if more than one party is specified in the second column of the table in clause 5.1 opposite that Condition, by written agreement between all of the specified parties.

A party entitled to waive or to agree to waive a Condition under this clause 5.4 may do so in its absolute discretion. A party that waives or agrees to waive a Condition may not bring a Claim against any other party in respect of any breach of this deed that caused that Condition not to be satisfied.

5.5	Termination

Subject to clause 5.6, if the Condition has not been satisfied or waived on or before the Long Stop Date, GPC Australia or AOF Beta may serve notice on each other party terminating this deed and in that event, without prejudice to the continued operation of the Call Option Deed:

(a)	except for this clause 5.5 and clauses 1, 13, 14, 15, 16, 17, 18 (other than 18.11) and 21, all the provisions of this deed will lapse and cease to have effect; and

(b)	neither the lapsing of those provisions nor their ceasing to have effect will affect any accrued rights or liabilities of either party in respect of damages for non-performance of any obligation under this deed falling due for performance before such lapse or cessation.

5.6	Conditions for termination

Either of GPC Australia or AOF Beta is only entitled to terminate this deed under clause 5.5 if it has:

(a)	complied with its obligations under clauses 5.2 and 5.3; and

(b)	given at least 3 Business Days’ prior written notice to the other parties of its intention to terminate this deed.

6.	PRE-COMPLETION OBLIGATIONS

6.1	Ordinary course

From the date of this deed until the earlier of Completion and the termination of this deed, the Company must ensure that, and AOF Beta and GPC Australia must:

(a)	exercise all rights available to them to provide any necessary consents or approvals which they are capable of providing; and

(b)	procure each of their Incumbent Nominees to exercise all rights available to them and provide any necessary consents or approvals which they are capable of providing,

in each case, to ensure that (except with the prior written consent of AOF Beta and GPC or to the extent reasonably required to enable the Company or AOF Beta to exercise its rights or powers or comply with its obligations under this deed or any other Sale Transaction Document), each Group Company carries on the Business in the ordinary and usual course in a manner consistent with its usual business practices and in particular does not:

(c)	deviate from its usual practices in relation to the payment or rendering of accounts or cash management;

(d)	issue any shares, options or other securities or any instruments convertible into Shares;

(e)	purchase, buy back or redeem any Share or loan capital or any securities convertible into Share or loan capital;

(f)	incur any capital expenditure exceeding $1 million in respect of a single item, or $3 million in aggregate, with the exception of expenditure within the budget of the then current financial year;

(g)	transfer, or otherwise dispose of, or create any Encumbrance over, any material part of its assets except in the ordinary course of trading;

(h)	terminate (except for good cause) the employment of, or make any material change in the terms and conditions of employment of, any employee who is employed by that Group Company at a base salary of more than $250,000 per annum (or the approximate local currency equivalent) or employ any person on a base salary of more than $250,000 per annum (or the approximate local currency equivalent), other than for the purposes of clause 5.1(d);

(i)	enter into any new contract or commitment that requires or may require payments to or by that Group Company in any single financial year of in excess of $1 million or is otherwise of material importance to the business of that Group Company whether by reason of its nature, term, scope or for any other reason;

(j)	commence, compromise or settle any litigation or similar proceedings relating to an aggregate amount exceeding $1 million;

(k)	increase the aggregate level of the long term interest bearing debt of the Group, or increase the aggregate facility limit in respect of the working capital facilities of the Group;

(l)	knowingly permit any of its insurance policies to lapse;

(m)	change in any material respect the accounting procedures, principles or practices of any Group Company; or

(n)	agree, conditionally or otherwise, to do any of the foregoing (or anything having a similar effect).

6.2	Termination by GPC Australia

If any time before Completion the Company or AOF Beta breaches clause 6.1 and:

(a)	that breach:

(i)	is not capable of remedy and it is reasonably likely that a Material Adverse Change will occur as a direct result of that breach; or

(ii)	is capable of remedy but has not been remedied within 20 Business Days of the date on which the breach occurs, and it is reasonably likely that a Material Adverse Change will occur as a direct result of that breach; or

(b)	a Material Adverse Change occurs as a direct result of that breach,

then without prejudice to the continued operation of the Call Option Deed, GPC Australia may:

(c)	by notice to AOF Beta and the Company at any time before Completion terminate this deed by giving the Company and AOF Beta written notice of termination, such notice to set out details of the alleged breach clause 6.1 and the actual or anticipated Material Adverse Change that has occurred, or is reasonably likely to occur, as a direct result of it; or

(d)	proceed to Completion in which case GPC Australia will not be entitled to make a Claim in respect of any breach referred to in clause 6.2(a) or any other breach of this deed (including a breach of the Warranties) that contributed to the Material Adverse Change.

6.3	Consents to change in control

Each of AOF Beta, the Company and GPC Australia must from the date of this deed until Completion use its reasonable endeavours to obtain on or before Completion all consents that are required under the terms of any material agreement, including any leases and the Existing Debt Facilities to the change in control of the Company that will occur on Completion on terms reasonably acceptable to AOF Beta, the Company and GPC Australia.

6.4	Preliminary Exit Steps

In the event that AOF Beta or the Group undertake any Preliminary Exit Steps prior to the date of this deed, then AOF Beta will take such steps prior to Completion, as are reasonably required in writing by GPC Australia, to terminate or unwind any arrangement entered into by a Group Company in connection with any Preliminary Exit Steps.

6.5	Debt Notice

GPC Australia must, by no later than the date 5 Business Days prior to Completion, give the Company and AOF Beta notice in writing stating whether or not it intends to procure the Borrowers to repay the Existing Debt Amount on Completion (Debt Notice).

7.	COMPLETION

7.1	Time and place

Completion must take place at the offices of Alston & Bird, One Atlantic Centre, 1201 West Peachtree Street, Atlanta, Georgia, United States of America at 9pm Eastern Standard Time on:

(a)	1 April 2013, if all of the Conditions are satisfied or waived before 25 March 2013; or

(b)	in any other case, the later of:

(i)	if the date on which either GPC Australia or AOF Beta (as the case may be) gives the other notice in writing in accordance with clause 5.3 or 5.4 that the last of the Conditions has been satisfied or waived (provided that each Condition is in fact satisfied or waived at the time when such notice is given) is more than 5 Business Days prior to the end of a calendar month, on the last Business Day of the calendar month in which the last of the Conditions is satisfied or waived;

(ii)	if the date on which either GPC Australia or AOF Beta (as the case may be) gives the other notice in writing in accordance with clause 5.3 or 5.4 that the last of the Conditions has been satisfied or waived (provided that each Condition is in fact satisfied or waived at the time when such notice is given) is within 5 Business Days of the end of a calendar month, the last Business Day in the next calendar month, or at such other place or at such other time or date as GPC Australia and AOF Beta may agree in writing or such other time and date permitted by this deed.

7.2	Provision of information before Completion

GPC Australia must provide to AOF Beta not less than 5 Business Days before Completion:

(a)	the names of any director, secretary and public officer of each Group Company that GPC Australia does not require to resign on Completion; and

(b)	the names of each person that GPC Australia requires to be appointed as a director, secretary or public officer of any Group Company with effect from Completion, together with a duly signed consent to act from each such person relating to the proposed appointment.

For the avoidance of doubt, nothing in clause 7.2 entitles GPC Australia to compel a person to remain as a director or company secretary or public officer of any Group Company should they not wish to do so, and AOF Beta shall have no obligation to procure that any person remains as a director or company secretary or public officer of any Group Company following Completion.

7.3	Obligations of AOF Beta

On Completion AOF Beta must:

(a)	procure the delivery to GPC Australia of:

(i)	duly executed transfer(s) for the AOF Shares;

(ii)	the share certificate(s) in respect of the AOF Shares;

(iii)	an original of the Third Party Documents relating to each Third Party, duly executed in counterpart on behalf of that Third Party where required; and

(iv)	an original Third Party Sale Deed in respect of each Third Party, duly executed in counterpart on behalf of AOF Beta; and

(b)	procure the written resignation, in a form acceptable to GPC Australia (acting reasonably), of each Incumbent Nominee appointed by, or who otherwise represents, AOF Beta or any other AOF Entity, in each case effective from Completion (unless GPC Australia notifies AOF Beta under clause 7.2(a) not less than 5 Business Days prior to Completion that it wishes for an Incumbent Nominee of AOF Beta or any other AOF Entity to continue to hold a particular office with a Group Company and the relevant Incumbent Nominee consents in writing to continuing to hold that office).

7.4	Obligations of GPC Australia

On Completion GPC Australia must:

(a)	subject to clause 17.3 of this deed, pay the AOF Purchase Price to (or as otherwise directed by) AOF Beta;

(b)	if GPC Australia states in the Debt Notice that it proposes to procure the repayment of all amounts owing under the Existing Debt Facilities on Completion, execute the Discharge Loan Agreement and advance an amount equal to the Existing Debt Amount to (or as otherwise directed by) the Borrowers in accordance with the Discharge Loan Agreement;

(c)	deliver to AOF Beta two originals of the Third Party Sale Deed relating to each Third Party, duly executed in counterpart on behalf of GPC Australia; and

(d)	perform all of its obligations under each Third Party Sale Document which are required to be performed at the time of Completion.

7.5	Obligations of AOF Beta, GPC Australia, GPC’s Guarantor and the Company

Without limiting the obligations of AOF Beta on Completion under clause 7.3 or the obligations of GPC Australia on Completion under clause 7.4, on Completion AOF Beta, GPC Australia and the Company must each exercise (and GPC’s Guarantor must procure that UAP exercises) all rights available to them (respectively), provide any necessary consents or approvals which they are capable of providing and must procure each of their Incumbent Nominees (and, in the case of GPC’s Guarantor, each of UAP’s Incumbent Nominees) to exercise all rights available to them and provide any necessary consents or approvals which they are capable of providing, in each case, to ensure that:

(a)	if GPC Australia states in the Debt Notice that it proposes to procure the repayment of all amounts owing under the Existing Debt Facilities on Completion:

(i)	the funds advanced by GPC Australia under the Discharge Loan Agreement to the Borrowers are used on Completion to discharge the Existing Debt Amount (and any loan notes issued in connection with the Existing Debt Facilities are redeemed and cancelled with effect from Completion);

(ii)	the discharge of each of the Registered Charges (if any) is noted on the Register;

(iii)	duly executed releases of each Existing Security (if any) are delivered to GPC Australia; and

(iv)	AOF Beta produces evidence that each financing statement (as defined in the NZ PPSA) registered in relation to each Borrower NZ Security (if any) will be discharged upon Completion (with such evidence to be taken from Completion by GPC Australia);

(b)	on Completion the Company pays all amounts payable by it in respect of the period up to and including Completion under the New Management Services Agreement;

(c)	the Company delivers to AOF Beta two originals of the Third Party Sale Deed relating to each Third Party, duly executed in counterpart on behalf of the Company; and

(d)	a board meeting of each Group Company is duly convened and held (or circulating resolutions of the directors of each Group Company are executed), or in the case of any Group Company registered in New Zealand, procure that a board or shareholder meeting is held (or board or shareholder resolutions are otherwise executed), in accordance with the constitution of that Group Company, in each case in order to resolve that:

(i)	each resignation given under clause 7.3(b) is accepted;

(ii)	each director, secretary and public officer nominated under clause 7.2(b) is appointed;

(iii)	the existing authorities to operate bank accounts for that Group Company are revised in such manner as GPC Australia may reasonably require pursuant to the terms of a notice given not less than 5 Business Days before Completion;

(iv)	if required by GPC Australia pursuant to a written notice given to the Company and AOF Beta not less than 10 Business Days prior to Completion, any existing powers of attorney granted by that Group Company are revoked; and

(v)	in respect of the Company only, the transfers referred to in clause 7.3(a)(i) and which form part of the Third Party Documents referred to in clause 7.3(a)(iii) are approved for registration (subject only to the payment of any applicable Stamp Duty).

7.6	Performance of Completion obligations

(a)	Subject to clause 7.6(c), the obligations of the parties under clauses 7.3, 7.4, and 7.5 are interdependent and no party is obliged to complete the sale and purchase of the AOF Shares and Completion will not occur unless all of the obligations of the other parties which are to be performed under these clauses are performed as nearly as possible simultaneously, on the same date and in accordance with the terms of this deed.

(b)	If for any reason Completion does not occur then, without prejudice to any other rights of the parties, any action taken by the parties under this clause 7 is deemed not to have occurred and the parties must take all action necessary to restore them to their respective positions before such action was taken, including returning any document delivered or payment made to the party that delivered it or paid it.

(c)	GPC Australia may in its sole discretion waive the performance of any of the obligations of AOF Beta under this clause 7 and AOF Beta may in its sole discretion waive the performance of any of the obligations of GPC Australia under this clause 7.

7.7	Notice to complete

If Completion does not occur in accordance with this clause 7 because of the failure of any party (Defaulting Party) to satisfy any of its obligations under this clause 7 then:

(a)	GPC Australia (where the Defaulting Party is AOF Beta); or

(b)	AOF Beta (where the Defaulting Party is GPC Australia),

(in either case the Non-Defaulting Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 5 Business Days after the date of the notice and specifying that time is of the essence in relation to that notice.

Despite anything else in this deed, if and when Completion occurs following a notice given to AOF Beta by GPC Australia under this clause 7.7, “Actual Net Debt” (and all terms used in the calculation of it) is to be calculated as though Completion occurs on, and the Completion Date is, the date determined for Completion under clause 7.1.

7.8	Remedies for failure to comply with notice

If the Defaulting Party fails to comply with a notice given under clause 7.7, the Non-Defaulting Party may without limiting its other rights or remedies available under this deed or at law:

(a)	immediately terminate this deed, in which case the Non-Defaulting Party may seek damages for breach of this deed; or

(b)	seek specific performance of this deed, in which case:

(i)	if specific performance is obtained the Non-Defaulting Party may also seek damages for breach of this deed; and

(ii)	if specific performance is not obtained the Non-Defaulting Party may then terminate this deed and may seek damages for breach of this deed; or

(c)	enforce its rights under clause 7.9.

7.9	Power of attorney

(a)	Appointment

(i)	Subject to clause 7.9(a)(ii), AOF Beta hereby irrevocably appoints any two directors of GPC’s Guarantor jointly as its attorney (the Attorney) with power to complete and execute (under hand or under seal) from any location outside of Australia (but not from any location within Australia) such documents for and on its behalf as the Attorney thinks necessary or desirable to give effect to any of the transactions or matters contemplated by clauses 7.3(a)(i) and 7.3(a)(iv), including the power for the Attorney to execute all necessary documentation to complete any of the sales or transactions contemplated by those clauses on behalf of AOF Beta.

(ii)	An Attorney may only exercise the power of attorney under this clause 7.9 if:

I.	AOF Beta has not complied in full with its obligations under clauses 7.3 and 7.5 by 5pm on the day which is 5 Business Days after service of a notice on AOF Beta under clause 7.7; and

II.	GPC Australia and GPC’s Guarantor have each fully complied with all of their respective obligations under clauses 7.4 and 7.5.

(b)	Validity

AOF Beta declares that all acts and things done by the Attorney in exercising powers under this power of attorney will be as good and valid as if they had been done by AOF Beta and agrees to ratify and confirm whatever is done in exercising powers under this power of attorney provided the exercise is consistent with the provisions of clause 7.

(c)	Irrevocable

AOF Beta declares that this power of attorney is given for valuable consideration and, subject to clause 7.9(g), is irrevocable.

(d)	Benefits

The Attorney is expressly authorised to do any act in the proper course of exercising their power as attorney under this clause 7.9 as a result of which a benefit is conferred on the GPC’s Guarantor.

(e)	Inconsistent instruments

AOF Beta must not issue, sign or execute any power of attorney or other instrument signed, executed or issued by or on behalf of AOF Beta at any time prior to the second day of the month which immediately follows the month in which the day on which the power of attorney in clause 7.9(a)(i) became capable of exercise under clause 7.9(a)(ii) occurred, whether before or after the date of this deed, conferring on persons other than the attorneys appointed under this clause 7.9 (whether jointly or severally or jointly and severally) rights which contradict or are inconsistent with some or all of the rights contained in the power of attorney granted under this clause 7.9 (an Inconsistent Instrument), and undertakes to immediately revoke any powers given in such Inconsistent Instrument, which contradict or are inconsistent with the powers granted under this power of attorney. If AOF Beta fails to revoke an Inconsistent Instrument the Attorney is authorised to revoke the powers given in the Inconsistent Instrument which contradict or are inconsistent with the powers granted in this power of attorney.

(f)	Specific Performance

Each party acknowledge that:

(i)	its obligations under this clause 7.9 may be of a special, unique or invaluable nature such that an award of damages or an account of profits may be inadequate to compensate the other party for a failure by it to comply with this clause 7.9;

(ii)	it will have a right to seek an ex parte, interlocutory or final injunction to prohibit or restrain each other party from any violation or suspected or threatened violation of this clause 7.9; and

(iii)	it will have a right to seek an order for specific performance to require the other party to comply with this clause 7.9.

(g)	Termination

The power of attorney granted under this clause 7.9 terminates and is revoked automatically on the first to occur of Completion and the termination of this deed.

(h)	Release

(i)	Exercise of the power of attorney granted under this clause 7.9 in accordance with this deed shall constitute full and final settlement of, and upon such exercise occurring, GPC Australia, GPC’s Guarantor and the Company hereby releases and forever discharges, all Claims it has or may have against AOF Beta and any of its Related Bodies Corporate and directors, officers, employees, consultants, advisers, attorneys and agents (the AOF Beta Personnel) for any breach of, or non-compliance of its obligations under, clauses 7.3(a)(i) and 7.3(a)(iv) (Delay Claim).

(ii)	With effect from the time the power of attorney granted under this clause 7.9 is exercised, GPC Australia, GPC’s Guarantor, the Company must not and must procure that each of their respective Related Bodies Corporate and directors, officers, employees, consultants, advisers, attorneys and agents (the Non-AOF Personnel) do not, sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against AOF Beta or any AOF Beta Personnel any Delay Claim (and must immediately discontinue and must procure that each of its Non-AOF Personnel immediately discontinues any Delay Claim existing as at that date).

(iii)	This clause 7.9(h) may be pleaded as a full and complete defence by AOF Beta or any AOF Personnel to any action arising out of or in connection with or concerning a Delay Claim commenced by any other party or any Non-AOF Personnel.

(iv)	Where this clause 7.9(h) applies, it is not, and shall not be represented or construed by any party as, an admission of liability or wrongdoing on the part of any party to this deed or any other person or entity.

8.	ACCESS TO RECORDS FOLLOWING COMPLETION

Without limiting any other rights of access under this deed, for a period of 2 years after Completion GPC Australia must procure that each Group Company makes available to AOF Beta on reasonable notice and at the cost of AOF Beta all records and documents of that Group Company (in whatever form and including all statutory books, trading and financial records, employee records, tax assessments and returns and all related correspondence) reasonably required by AOF Beta (or any other AOF Entity) for the purposes of:

(a)	complying with its legal obligations or to enable it to prepare accounts, tax returns and other statutory returns or fulfil any other obligation relating wholly or partly to any period before Completion; or

(b)	defending any claim or proceeding (other than a claim or proceeding brought by a member of the GPC Group),

except where to do so would, in the reasonable opinion of the party required to make available any such records or documents, be likely to result in a waiver of privilege in relation to the particular records or documents sought.

9.	RELEASE FROM GUARANTEES

9.1	Release of Group Companies from guarantees

AOF Beta and GPC Australia must use all reasonable endeavours to procure that on Completion each Group Company is released from all guarantees and indemnities given by that Group Company in respect of any liability or obligation of any member of the AOF Group (provided that this will not extend to the indemnity in clause 12 of the New Management Services Agreement). Pending such release AOF Beta must pay to GPC Australia on demand the amount of all Losses directly or indirectly suffered or incurred by any Group Company arising out of or in connection with those guarantees and indemnities.

9.2	Release of AOF Group from guarantees

AOF Beta and GPC Australia must use all reasonable endeavours to procure that as from Completion each member of the AOF Group is released from all guarantees and indemnities which have been given by that member in respect of any liability or obligation of any Group Company. Pending such release GPC Australia must pay to AOF Beta on demand the amount of all Losses directly or indirectly suffered or incurred or suffered by any member of the AOF Group arising out of or in connection with those guarantees and indemnities.

10.	WARRANTIES

10.1	Warranties

AOF Beta warrants to GPC Australia that each Warranty is true, accurate and not misleading as at the date of this deed, and will at Completion be, true, accurate and not misleading (unless a Warranty is expressed to be given at a particular date, in which case it is given as of that date only).

10.2	Survival

Each Warranty will remain in full force and effect after Completion and a Claim is not limited to breaches identified prior to Completion.

10.3	Reliance

The parties acknowledge that GPC Australia has entered into each Sale Transaction Document in reliance on the Warranties.

10.4	Warranties not limited

Each Warranty is separate and independent and, except as expressly provided to the contrary in this deed, is not limited by reference to any other Warranty.

10.5	Indemnity

AOF Beta indemnifies GPC Australia against, and must pay to GPC Australia on demand an amount equal to, all Losses suffered or incurred by GPC Australia arising out of or in connection with any Warranty being untrue, inaccurate or misleading.

10.6	Company and AOF Beta to notify of potential breaches

If before Completion, the Company or AOF Beta becomes aware of any fact, matter or circumstance which results in or, in the opinion of the board of directors of the Company (acting reasonably and in good faith), is reasonably likely to result in a breach of any Warranty, that would give rise to a Claim of not less than $5 million if Completion were to occur, before Completion that party must promptly provide to GPC Australia notice describing that fact, matter or circumstance in reasonable detail (having regard to the facts it is aware of) provided that nothing in this clause obliges AOF Beta or the Company to make enquiries as to whether any fact, matter or circumstance of that type has arisen.

10.7	Termination for breach of Warranty prior to Completion

Without limiting any other rights of GPC Australia under this deed, if before Completion GPC Australia becomes aware of any fact, matter or circumstance which results in or is reasonably likely to result in a breach of a Warranty that would give rise to a Claim of not less than $5 million if Completion were to occur, then GPC Australia may give notice of the relevant fact, matter or circumstance in accordance with clause 11.4 and require the Company and AOF Beta to procure that the specified fact, matter or circumstance is remedied by the earlier of 11.59pm on the date 20 Business Days after the date of the notice and 8am on the Completion Date. If the specified fact, matter or circumstance is not remedied to the reasonable satisfaction of GPC Australia by that time, then GPC Australia may:

(a)	by notice to AOF Beta and the Company at any time before Completion terminate this deed; or

(b)	proceed to Completion in which case GPC Australia will not be entitled to bring a Claim against AOF Beta following Completion in respect of that fact, matter or circumstance.

10.8	Adjustment for certain payments

Any payment made:

(a)	by AOF Beta to GPC Australia for a Claim or pursuant to any other Sale Transaction Document will be treated as a pro-rata reduction in the purchase price of each AOF Share; or

(b)	by GPC Australia or GPC’s Guarantor to AOF Beta in respect of a Claim will be treated as a pro-rata increase in the purchase price of each AOF Share.

11.	LIMITATIONS

11.1	No small claims

GPC Australia cannot make any Warranty Claim unless:

(a)	the amount of damages to which GPC Australia would be entitled in relation to the Warranty Claim is greater than $250,000;

(b)	the aggregate amount of all damages to which GPC Australia would be entitled in relation to all Claims properly made under this deed exceeds $5 million, at which point AOF Beta is liable for the whole of that amount and not merely the excess over $5 million.

11.2	Cap on Claims

The maximum aggregate liability of AOF Beta arising out of or in connection with this deed or its subject matter (including any and all Warranty Claims and any and all Claims) is limited to an amount equal to the AOF Purchase Price.

11.3	Time limit

(a)	The liability of AOF Beta in respect of any and all Claims terminates on the date which is 12 months after the Completion Date except in respect of any Claim of which notice is given to AOF Beta in accordance with this deed before the first anniversary of the date of this deed.

(b)	The liability of AOF Beta in respect of any Claim will in any event terminate if proceedings in respect of that Claim have not been commenced within 6 months after notice of that Claim is given to AOF Beta in accordance with this deed.

11.4	Notice

(a)	If GPC Australia becomes aware of a matter or circumstance which may give rise to a Claim GPC Australia must give notice to AOF Beta specifying the relevant facts and the nature of the Claim, and give an estimate of the amount of the Claim (Claim Notice) no later than 20 Business Days after GPC Australia first becomes aware of that fact, matter or circumstance.

(b)	Failure to give a Claim Notice within the period specified in clause 11.4(a) will not bar GPC Australia from making a Claim but AOF Beta will not be liable for any increased Loss suffered by GPC Australia as a result of not giving AOF Beta the Claim Notice within the time specified in clause 11.4(a).

11.5	Exclusion of certain losses

AOF Beta has no liability for any loss of profits, business, goodwill, opportunity or chance, or for any indirect or special loss, any punitive or aggravated damages or for loss or damage resulting from a breach of this deed (including a breach of any Warranty):

(a)	which does not arise naturally or in the usual course of things from that breach; or

(b)	which was not in the reasonable contemplation of all parties on or before execution of this deed as a probable result of the relevant breach.

11.6	Mitigation

Nothing in this deed prejudices or otherwise affects any obligations of a party at common law concerning, or otherwise resulting in, the mitigation of Loss by that party.

11.7	Right to remedy

If the matter or circumstance giving rise to a Claim is capable of remedy:

(a)	GPC Australia must procure that AOF Beta is given a 20 Business Day period after receipt of the Claim Notice to remedy the relevant matter or circumstance; and

(b)	GPC Australia must, without prejudice to GPC Australia’s obligations under clause 11.6, provide, and must procure that each relevant Group Company provides, all reasonable assistance to AOF Beta as AOF Beta requests in writing to remedy the relevant matter or circumstance, provided that:

(i)	GPC Australia must provide AOF Beta with a written estimate (prepared in good faith) of the aggregate amount of any out of pocket costs or expenses (excluding, for the avoidance of doubt, any costs or expenses attributable to management time) which it is reasonably likely to incur in the provision of such assistance (the Estimate); and

(ii)	GPC Australia is only required provide any assistance which would result in it incurring any out of pocket costs or expenses (excluding, for the avoidance of doubt, any costs or expenses attributable to management time) (Relevant Costs) if AOF Beta approves the provision of such assistance in writing, in which case AOF Beta must reimburse GPC Australia for all Relevant Costs actually incurred by GPC Australia (as evidenced by appropriate invoices) in the provision of such assistance up to an amount not exceeding the Estimate (or such greater amount as AOF Beta and GPC Australia agree in writing).

11.8	Subsequent recovery

If AOF Beta makes a payment in respect of a Claim (the AOF Payment) and:

(a)	at any time after the making of such payment any Group Company or GPC Australia receives any sum, other than the AOF Payment, which would not have been received but for the matter or circumstance giving rise to that Claim (the Third Party Sum);

(b)	the receipt of the Third Party Sum was not taken into account in calculating the AOF Payment; and

(c)	the aggregate of the Third Party Sum and the AOF Payment exceeds the amount required to compensate GPC Australia in full for the loss or liability which gave rise to the Claim in question (such excess being the Excess Recovery),

GPC Australia must, promptly following receipt of the Third Party Sum by it or the relevant Group Company, repay to AOF Beta an amount equal to the lesser of the Excess Recovery and the AOF Payment.

11.9	Insurance

Without prejudice to clause 11.6, if in respect of any matter which would otherwise give rise to a Claim, any Group Company is entitled to claim under any policy of insurance (or would have been so entitled had it maintained in force its insurance cover current at Completion), the amount of the Claim is taken to be reduced by the amount of insurance monies to which that Group Company is or would have been entitled.

11.10	Independent limitations

Each of the qualifications and limitations set out in this clause 11 is to be construed independently of the others and is not limited by any other qualification or limitation.

11.11	No liability for Third Parties

Without limiting AOF Beta’s obligations under clause 5.2 in relation to the condition in clause 5.1(b) and clause 7.3(a)(iii), AOF Beta is not liable for any act, matter or thing done or not done by any Third Party, including any breach of a Third Party Document by a Third Party, (each a Third Party Act or Omission) and GPC Australia must not bring a Claim against AOF Beta in respect of any Third Party Act or Omission.

12.	GPC AUSTRALIA’S AND GPC’S GUARANTOR’S WARRANTIES

12.1	GPC Australia and GPC’s Guarantor’s warranties

GPC Australia and GPC’s Guarantor each warrant to AOF Beta and each Third Party that each of the following statements is true and accurate:

(a)	it is a corporation validly existing under the laws of the place of its incorporation;

(b)	it has the power to execute and deliver, and to perform its obligations under, this deed and each of the other Sale Transaction Documents to which it is or will be a party, and has taken all necessary corporate action to authorise such execution and delivery and the performance of such obligations;

(c)	its obligations under this deed are, and its obligations under each of the other Sale Transaction Documents to which it is or will be a party are, or will on execution of those Sale Transaction Documents be, legal, valid and binding and enforceable subject to and in accordance with their terms;

(d)	the execution and delivery by it of this deed and of each of the other Sale Transaction Documents to which it is or will be a party and the performance of its obligations under each of them does not and will not conflict with or constitute a default under any provision of:

(i)	any agreement or instrument to which it is a party;

(ii)	its constitution; or

(iii)	any law, order, judgment, award, injunction, decree, rule or regulation by which it is bound;

(e)	all Authorisations from, and notices or filings with, any Authority that are necessary to enable it to execute and deliver and to perform its obligations under this deed and (except those the subject of any Condition) each of the other Sale Transaction Documents to which it is or will be a party have been obtained or made (as the case may be) and are in full force and effect and all conditions of each such Authorisation have been complied with; and

(f)	it is not insolvent.

12.2	Survival

Each warranty given by GPC Australia and GPC’s Guarantor pursuant to clause 12 will remain in full force and effect after Completion and a Claim is not limited to breaches identified prior to Completion.

12.3	Reliance

The parties acknowledge that AOF Beta and each Third Party Seller has entered into each Sale Transaction Document to which it is a party in reliance on the warranties given by GPC Australia and GPC’s Guarantor pursuant to clause 12.

13.	GUARANTEE

13.1	Guarantee by GPC’s Guarantor

GPC’s Guarantor unconditionally and irrevocably:

(a)	guarantees to AOF Beta and each Third Party the payment when due of all amounts payable by GPC Australia under or pursuant to this deed and the other Sale Transaction Documents;

(b)	undertakes to ensure that GPC Australia will perform when due all its obligations under or pursuant to this deed and the other Sale Transaction Documents;

(c)	agrees that if and each time that GPC Australia fails to make any payment when it is due under or pursuant to this deed or any other Sale Transaction Document, GPC’s Guarantor must on demand (without requiring AOF Beta or any Third Party first to take steps against GPC Australia or any other person) pay that amount to (or as directed by) AOF Beta or the Third Party (as the case may be) as if it were the principal obligor in respect of that amount; and

(d)	agrees as principal debtor and primary obligor to indemnify AOF Beta and each Third Party against, and to pay to AOF Beta and each Third Party on demand an amount equal to, any Loss (including legal and other professional fees) directly or indirectly incurred or suffered by AOF Beta or any Third Party arising out of or in connection with any non-payment or default of any kind by GPC Australia under or pursuant to this deed or any other Sale Transaction Document.

13.2	Obligations not affected by certain matters

The obligations of GPC’s Guarantor under this deed are not affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including:

(a)	any time or indulgence granted to, or composition with, GPC Australia or any other person;

(b)	the taking, variation, renewal or release of, or neglect to perfect or enforce this deed, any other Sale Transaction Document or any right, guarantee, remedy or security from or against GPC Australia or any other person;

(c)	any variation or change to the terms of, or any waiver, consent or notice given under, this deed or any other Sale Transaction Document; or

(d)	any unenforceability or invalidity of any obligation of GPC Australia, so that this deed must be construed as if there were no such unenforceability or invalidity.

13.3	Waiver of rights

GPC’s Guarantor irrevocably waives and must not exercise any right of indemnity or subrogation which it otherwise might be entitled to claim and enforce against or in respect of AOF Beta.

13.4	GPC Australia’s actions to bind GPC’s Guarantor

Any agreement, waiver, consent or release given by GPC Australia binds GPC’s Guarantor.

14.	ANNOUNCEMENTS AND CONFIDENTIALITY

14.1	No announcement or other disclosure of transaction

Subject to clause 14.2, each party must keep confidential the existence of and the terms of this deed and all negotiations between the parties in relation to the subject matter of this deed.

14.2	Permitted announcements and disclosures

Nothing in clause 14.1 prevents any information being disclosed:

(a)	by GPC Australia on a strictly confidential basis to another member of the GPC Group;

(b)	by AOF Beta on a strictly confidential basis to its shareholders from time to time;

(c)	by AOF Beta to Unitas Capital Pte. Ltd. or any investor or prospective investor in, or any manager, trustee, custodian, partner (general, limited or otherwise) of, any fund, partnership or trust managed or advised by Unitas Capital Pte. Ltd. or any Related Body Corporate of Unitas Capital Pte. Ltd;

(d)	by any party to the extent required to enable that party to enforce (on its own behalf or on behalf of any other person) or perform its obligations under the provisions of this deed or any other document related to it or for the purpose of defending any judicial proceedings brought against that party;

(e)	if disclosure is required to be made by law or the rules of a recognised stock or securities exchange and the party whose obligation it is to keep the relevant information confidential or procure that the information is kept confidential has before the disclosure is made notified each other party of the requirement to disclose and, where the relevant law or rules permit and where practicable to do so, given each other party a reasonable opportunity to comment on the requirement for and proposed contents of the proposed disclosure;

(f)	to any Representative of a party who has been retained to advise in relation to the transactions contemplated by the Sale Transaction Documents or to the auditor of a party;

(g)	to any financier who has made a bona fide proposal to provide finance to a party in relation to the transactions contemplated by any Sale Transaction Document;

(h)	with the prior written approval of each party other than the party (or parties) who proposes to disclose the information and whose obligation it is to keep the relevant information confidential or to procure that the information is kept confidential; or

(i)	to the extent that the information is in or comes into the public domain otherwise than as a result of a breach of any undertaking or duty of confidentiality.

15.	GST

15.1	Interpretation

Words and expressions that are defined in the GST Law have the same meaning when used in this clause 15. For the purposes of this clause 15, references to GST payable and input tax credit entitlements of any entity include GST payable by, and the input tax credit entitlements of, the representative member of the GST group of which the entity is a member.

15.2	Consideration exclusive of GST

Except as otherwise expressly provided in this deed, all amounts payable or consideration to be provided under or in connection with this deed are exclusive of GST (GST Exclusive Consideration).

15.3	Payment of GST

If GST is payable on any supply made under or in connection with this deed the recipient must pay to the party that has made or will make the supply (the Supplier), in addition to the GST Exclusive Consideration, an additional amount equal to the GST payable on that supply (the Additional Amount). The recipient must pay the Additional Amount without set-off, demand or deduction, at the same time and in the same manner as any GST Exclusive Consideration for that supply is required to be paid, except that the recipient is not required to pay the Additional Amount unless and until the Supplier has issued a tax invoice under clause 15.4.

15.4	Tax invoice

For any supply to which clause 15.3 applies, the Supplier must issue a tax invoice which complies with the GST Law.

15.5	Adjustments

If any adjustment event occurs in respect of a supply to which clause 15.3 applies:

(a)	the Additional Amount paid or payable by the recipient must be recalculated, taking into account any previous adjustments under this clause 15.5, to reflect the occurrence of that adjustment event and the Supplier or the recipient, as the case requires, must pay to the other the amount required to reflect the recalculation of the Additional Amount; and

(b)	the Supplier must provide an adjustment note to the recipient as soon as practicable after the Supplier becomes aware of the occurrence of that adjustment event.

15.6	Input tax credits

Notwithstanding any other provision of this deed, if an amount payable under or in connection with this deed is calculated by reference to any Loss incurred or suffered by a party, then the amount payable must be reduced by the amount of any input tax credit to which that entity is entitled in respect of the acquisition of any supply to which the Loss relates.

16.	NOTICES

16.1	Manner of giving notice

Any notice or other communication to be given under this deed must be in writing (which includes fax and email) and may be delivered or sent by post, fax or email to the party to be served as follows:

(a)	to AOF Beta at:

Address:	Teleport Boulevard 110, Unit A.5.22, 1043 EJ Amsterdam, the Netherlands
Fax number:	(+31) 20 572 2653
Email:	jhamers@aofbv.nl
For the attention of:	Joep Hamers

with a copy to:

Address:	St. George’s Building, 14th Floor, 2 Ice House Street, Central, Hong Kong
Fax number:	+852 2868 5551
Email:	simon.bell@unitascapital.com; and

wilson.chung@unitascapital.com

For the attention of:	Simon Bell and Wilson Chung

(b)	to GPC Australia at:

Address:	Suite 12 Level 12, 37 Bligh Street, Sydney, NSW, 2000
Fax number:	+1 770 956 2211
Email:	Treg_Brown@genpt.com
For the attention of:	Treg Brown

with a copy to Genuine Parts Company at:

Address:	2999 Circle 75 Parkway, Atlanta, Georgia 30339, United States of America
Fax number:	+1 770 956 2211
Email:	Treg_Brown@genpt.com
For the attention of:	Treg Brown

with a copy to Clayton Utz at:

Address:	Level 15, 1 Bligh Street, Sydney NSW Australia 2000
Fax number:	+61 2 82206700
Email:	struskett@claytonutz.com
For the attention of:	Simon Truskett

(c)	to GPC’s Guarantor at:

Address:	2999 Circle 75 Parkway, Atlanta, Georgia 30339, United States of America
Fax number:	+1 770 956 2211
Email:	Treg_Brown@genpt.com
For the attention of:	Treg Brown

or at any such other address, fax number or email address notified for this purpose to the other parties under this clause 16. Any notice or other communication sent by post must be sent by prepaid ordinary post (if the country of destination is the same as the country of origin) or by airmail (if the country of destination is not the same as the country of origin).

16.2	When notice given

Any notice or other communication is deemed to have been given:

(a)	if delivered, on the date of delivery;

(b)	if sent by post, on the third Business Day after it was put into the post (for post within the same country) or on the fifth Business Day after it was put into the post (for post sent from one country to another);

(c)	if sent by fax, at the time shown in the transmission report as being the time at which the whole fax was sent; or

(d)	if sent by e-mail, upon the generation of a receipt notice by the recipient’s server or, if such notice is not so generated, upon delivery to the recipient’s server,

but if the notice or other communication would otherwise be taken to be received after 5.00 pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 am on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

16.3	Proof of service

In proving service of a notice or other communication, it is sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid post or by prepaid airmail, that the fax was properly addressed and transmitted or that the e-mail was properly addressed and transmitted by the sender’s server into the network and there was no apparent error in the operation of the sender’s e-mail system, as the case may be.

16.4	Documents relating to legal proceedings

This clause 16 does not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this deed.

17.	PAYMENTS

17.1	Direction

Any reference in this deed to a payment to any party includes payment to another person at the direction of that party, and the payer is taken to have satisfied its obligation to the payee by paying in accordance with that direction.

17.2	Method of payment

Payment of any amount due under this deed by any party must be made by the paying party to the recipient party by:

(a)	electronic funds transfer to an account with a bank specified by the recipient party to the paying party at least 3 Business Days before the due date for payment and confirmed by the paying party to the recipient party by notice; or

(b)	otherwise, unendorsed bank cheque drawn on a bank or other immediately available funds.

17.3	No deduction

(a)	Any payment to be made under this deed must be made free and clear of any set-off, deduction or withholding, except where that set-off, deduction or withholding is required or compelled by law or any Sale Transaction Document.

(b)	If:

(i)	an applicable law requires a party to this deed (Payer) to deduct an amount (Deduction) from a payment under this deed (Payment) to another party under this deed (Recipient); or

(ii)	an Authority notifies a Payer that a Deduction is required from a Payment not otherwise required by a law,

such that the Recipient would not actually receive on the due date the full amount of the Payment (a Deduction Obligation), then the Payer may, subject to complying with all applicable obligations under clause 17.4, and is hereby authorised and directed by the Recipient to:

(iii)	deduct from the Payment the Deduction; and

(iv)	in the event such Deduction is made, the Payer must pay the Deduction in accordance with the applicable law referred to in clause 17.3(b)(i) or relevant notice referred to in clause 17.3(b)(ii).

(c)	If the Payer deducts a Deduction from a Payment in accordance with clause 17.3(b), then:

(i)	the Payer is not obligated to pay any additional amount to the Recipient so as to result in the Recipient receiving a total amount in respect of the Payment equal to the amount it would have received but for the Deduction;

(ii)	the payment of the Deduction in accordance with clause 17.3(b) and the balance (if any) of the Payment in accordance with this deed, together constitutes a full and proper discharge of any and all obligations of the Payer to pay the Payment to the Recipient.

17.4	Notice of Deduction Obligation and further obligations

(a)	Immediately upon becoming aware of a Deduction Obligation, a Payer must give the Recipient notice in writing of the Deduction Obligation, with such notice to include the following details to the extent known by the Payer:

(i)	the facts, matters or circumstances that give rise to the Deduction Obligation; and

(ii)	an estimate of the amount of the Deduction to which the Deduction Obligation relates.

(b)	Where a Payer is subject to a Deduction Obligation, the Payer:

(i)	agrees that it will not take any action to restrict, dispute or otherwise obstruct any action, application or other proceedings taken, made or commenced by the Recipient in connection with, or relating to, the Deduction Obligation;

(ii)	must (at the Recipient’s expense) co-operate with the Recipient in order to assist the Recipient to contest the Deduction Obligation and/or to enable the Recipient to bring, dispute, defend, appeal, compromise or settle any proceedings to which the Recipient is or becomes party in connection with the Deduction Obligation, provided that the Payer will under no circumstances be required to dispute or otherwise oppose or participate in any action, application or other proceedings involving the Recipient or any Authority in connection with, or relating to, the Deduction Obligation; and

(iii)	must not make any statement whether publically, to any Authority or otherwise which could reasonably be expected to prejudice the Recipient’s ability to do any of the things mentioned in clause 17.4(b)(i).

18.	GENERAL

18.1	Entire agreement

This deed and the other Sale Transaction Documents contain the entire agreement between the parties relating to the transactions contemplated by those documents and supersede all previous agreements, whether oral or in writing, between the parties relating to these transactions.

18.2	Assignment

(a)	The Company may assign its rights under this deed pursuant to any security given or to be given in connection with finance provided to any Group Company.

(b)	Except as permitted by this clause 18.2, none of the rights or obligations of any party under this deed may be assigned or transferred by a party without the prior written consent of GPC Australia and AOF Beta.

18.3	Amendments

This deed may only be amended in writing and where such amendment is signed by all the parties.

18.4	Consents

Except as otherwise expressly provided in this deed a party may give or withhold its consent to any matter referred to in this deed in its absolute discretion. A party that gives its consent to any matter referred to in this deed is not taken to have made any warranty or representation as to any matter or circumstance connected with the subject matter of that consent.

18.5	Costs

Except as otherwise expressly provided in this deed, each party must pay the costs and expenses incurred by it in connection with entering into and performing its obligations under this deed.

18.6	Counterparts

This deed may be executed in counterparts, which taken together constitute one and the same agreement, and any party (including any duly authorised Representative of a party) may enter into this deed by executing a counterpart.

18.7	Exercise and waiver of rights

The rights of each party under this deed:

(a)	may be exercised as often as necessary;

(b)	except as otherwise expressly provided by this deed, are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically,

and delay in the exercise or non-exercise of any such right is not a waiver of that right.

18.8	No merger

Each of the obligations, warranties and undertakings set out in this deed (excluding any obligation which is fully performed at Completion) continues in force after Completion.

18.9	Severability

The provisions contained in each clause of this deed are enforceable independently of each other clause of this deed and the validity and enforceability of any clause of this deed will not be affected by the invalidity or unenforceability of any other clause.

18.10	Stamp Duties

As between the parties, GPC Australia is liable for and must pay all Stamp Duties on or relating to this deed, any transfer of the AOF Shares executed under or in connection with it.

18.11	Further assurances

Each party must do all things and execute all further documents necessary to give full effect to this deed and must, where applicable, use all reasonable endeavours to cause relevant third parties to do the same.

18.12	Benefits held on trust

AOF Beta holds the benefit of each indemnity, promise, obligation and guarantee in this deed which is expressed to be for the benefit of, or which is intended to enure for the benefit of, any third party (including any Third Party) on trust for that third party and may enforce each such promise on behalf of that third party.

19.	WAIVER OF RIGHTS

AOF Beta and GPC Australia each waive any pre-emptive rights they have or may have under the Existing Shareholders’ Deed, the New Shareholders’ Deed, the Constitution, the Call Option Deed or any other applicable document in connection with the transactions contemplated by this deed and release each other from any and all Claims they may have under those documents in connection with any matter to the extent they arise solely out of or in connection with the execution of this deed and the occurrence of Completion.

20.	AOF SELLERS’ RIGHTS AND LIABILITIES IF MORE THAN ONE AOF SELLER

20.1	AOF Sellers’ rights and liabilities several

Notwithstanding any other provision of this deed, if, in addition to AOF Beta B.V. there is one or more other sellers as a result of the operation of clause 1.8 of the Call Option Deed:

(a)	a reference to AOF Beta in this deed will be taken to include a reference to each AOF Entity who is a seller (together, the AOF Sellers and where applicable, each an AOF Seller);

(b)	all rights and liabilities of the AOF Sellers under and in connection with this deed are several and not joint or joint and several;

(c)	without limiting clause 20.1(a), where this deed requires a payment to be made:

(i)	to the AOF Sellers, the person making the payment must pay each AOF Seller its Relevant Proportion of the payment; or

(ii)	by the AOF Sellers, each AOF Seller must pay (and is not liable for any amount exceeding) its Relevant Proportion of the payment;

(d)	if an AOF Seller (Defaulting Seller) fails to perform any obligation imposed upon it under any Sale Transaction Document, no other AOF Seller shall be liable for the Defaulting Seller’s failure to perform that obligation and GPC Australia’s (or any other party’s) sole remedy in respect of the Defaulting Seller’s failure to perform that obligation will be against the Defaulting Seller only; and

(e)	an AOF Seller alone is responsible for any breach of any Warranty which relates to that AOF Seller. No AOF Seller is responsible for any breach of any Warranty by any other AOF Seller.

For the purposes of this clause 20, “Relevant Proportion” in relation to an AOF Seller, means a fraction (expressed as a percentage) the numerator of which is the total number of AOF Shares held by that AOF Seller and the denominator of which is the total number of AOF Shares held by all AOF Sellers (including the AOF Shares held by that AOF Seller).

20.2	Trustees

(a)	Each of the AOF Sellers which is a trustee enters into this deed only in its capacity as trustee of the relevant trust and in no other capacity.

(b)	A liability arising under or in connection with this deed or any other Sale Transaction Document (whether that liability arises under a specific provision of this deed, or for breach of contract or otherwise) can be enforced against an AOF Seller which is a trustee only to the extent to which it can be satisfied out of the property of the relevant trust out of which that AOF Seller is actually indemnified for the liability.

(c)	The limitation of the liability of each AOF Seller which is a trustee under this clause 20.2:

(i)	applies despite any other provision of this deed; and

(ii)	extends to all liabilities and obligations of the relevant trustee in relation to any representation, warranty, conduct, omission, agreement or transaction related to this deed.

(d)	GPC Australia may not:

(i)	sue an AOF Seller which is a trustee personally;

(ii)	seek the appointment of a liquidator, administrator, receiver or similar person to an AOF Seller which is a trustee; or

(iii)	prove in any liquidation, administration or arrangement of or affecting an AOF Seller which is a trustee.

The provisions of this clause 20.2 will not apply to any obligation or liability of an AOF Seller which is a trustee to the extent that it is not satisfied because there is a reduction in the extent, or an extinguishment, of that trustee’s indemnification out of the assets of the relevant trust, as a result of that trustee’s fraud, gross negligence or breach of trust.

21.	GOVERNING LAW AND JURISDICTION

21.1	Governing law

This deed and any non-contractual obligations arising out of or in connection with it are governed by the law applying in Victoria, Australia.

21.2	Jurisdiction

The courts having jurisdiction in Victoria, Australia have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute relating to any non-contractual obligations arising out of or in connection with this deed) and each party irrevocably submits to the non-exclusive jurisdiction of the courts having jurisdiction in Victoria, Australia.

21.3	Service of process

(a)	AOF Beta irrevocably appoints Allen & Overy of Level 25, 85 Castlereagh Street, Sydney NSW 2000 Australia as its agent in Australia for service of process.

(b)	Each of GPC Australia and GPC’s Guarantor irrevocably appoints Clayton Utz of Level 15, 1 Bligh Street, Sydney NSW 2000 Australia as its agent in Australia for service of process.

(c)	Each party other than AOF Beta must provide GPC’s Guarantor, at the same time it serves documents on Clayton Utz under clause 21.3(b) with a copy of any documents served on Clayton Utz.

THIS DEED has been executed by the parties (or their duly authorised representatives) on the date stated at the beginning of this deed.

SCHEDULE 1

WARRANTIES

Copy will be

furnished to

Commission upon

request.

SCHEDULE 2

PURCHASE PRICE ADJUSTMENT DISPUTES

Copy will be

furnished to

Commission upon

request.

SCHEDULE 3

WORKED EXAMPLES

Copy will be

furnished to

Commission upon

request.

SCHEDULE 4

KEY EMPLOYEES

Copy will be

furnished to

Commission upon

request.

EXECUTION PAGE

EXECUTED AS A DEED by AOF Beta B.V.:	)
)
)

J. T. Schroder		Joep Hamers
Name of managing director		Name of managing director

/s/ J. T. Schroder		/s/ Joep Hamers
Signature of managing director		Signature of managing director

EXECUTED AS A DEED by EXEGO GROUP PTY LTD (ACN 123 768 936) by its attorney:	) ) )

/s/ Jamie Michael Palmer		/s/ Grant Andrew Koch
Signature of witness		Signature of attorney

Jamie Michael Palmer		Grant Andrew Koch
Name of witness		Name of attorney

EXECUTED AS A DEED by GENUINE PARTS AUSTRALIA PTY LTD in accordance with section 127 of the Corporations Act 2001 (Cth):	) ) )

Carol B. Yancey		Frank M. Howard
Name of director		Name of company secretary/director

/s/ Carol B. Yancey		/s/ Frank M. Howard
Signature of director		Signature of company secretary/director

EXECUTED AS A DEED by GENUINE PARTS COMPANY by its duly authorised representatives:	) ) )

Carol B. Yancey		Frank M. Howard
Name of director		Name of company secretary/director

/s/ Carol B. Yancey		/s/ Frank M. Howard
Signature of director		Signature of company secretary/director

ANNEX 1

DISCHARGE LOAN AGREEMENT

Copy will be

furnished to

Commission upon

request.

ANNEX 2

THIRD PARTY SALE DEED

THIRD PARTY SALE DEED

(EXECUTION)

[Insert holder of Ordinary Shares/B Ordinary Shares/Performance Shares]

AOF BETA B.V.

EXEGO GROUP PTY LTD

GENUINE PARTS AUSTRALIA PTY LIMITED

GENUINE PARTS COMPANY

THIS DEED is made on •

BETWEEN:

(1)	[Insert holder of Ordinary Shares/B Ordinary Shares/Performance Shares] of • (the Third Party);

(2)	AOF BETA B.V. of Teleport Boulevard 110, Unit A.5.22 1043 Amsterdam, The Netherlands (AOF Beta);

(3)	EXEGO GROUP PTY LIMITED (ACN 123 768 936) of 362 Wellington Road, Mulgrave VIC 3170 (the Company);

(4)	GENUINE PARTS AUSTRALIA PTY LIMITED (ACN 153 300 095) of Suite 12, Level 12, 37 Bligh Street, Sydney NSW 2000 (GPC Australia); and

(5)	GENUINE PARTS COMPANY of 2999 Circle 75 Parkway, Atlanta, Georgia 30339 United States of America (GPC’s Guarantor).

BACKGROUND:

(A)	The Third Party owns the Third Party Shares.

(B)	The Third Party wishes to sell, and GPC Australia wishes to buy, all of the Third Party Shares on and subject to the terms of this deed.

THIS DEED WITNESSES as follows:

1.	INTERPRETATION

1.1	Definitions

In this deed:

Adjustment Amount has the meaning given in clause 2.5(b);

Applicable Exchange Rate means, in respect of a particular day, the spot rate of exchange for the purchase of US dollars with Australian dollars as published by Bloomberg.com or any successor service at 11:00am on that day;

Applicable GPC Share Price means, as at a particular day, the VWAP for GPC Shares for the 30 trading days immediately prior to (but excluding) the Business Day prior to that particular day;

Australian dollars means the lawful currency of the Commonwealth of Australia;

B Ordinary Share means a B ordinary share in the capital of the Company;

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are generally open in Melbourne and Atlanta for normal business;

CCMP Call Option has the meaning given in the Original Performance Share Plan;

Call Option Deed means the call option deed dated 22 September 2011 between AOF Beta, the Company, GPC Australia, UAP and GPC’s Guarantor as amended from time to time;

1

Claim means:

(a)	a claim for breach of a Warranty;

(b)	any other claim against the Third Party for any breach of this deed or otherwise (whether based in contract or tort or under statute or common law) in respect of the subject matter of this deed; and

(c)	any claim, demand or cause of action (whether based in contract or tort or under statute or common law) in relation to the sale of the Third Party Shares;

Completion means completion of the sale of all Shares held by AOF Beta to GPC Australia pursuant to the GPC SPA;

Completion Date means the date on which Completion occurs;

Election Notice means an election notice in the form of Schedule 3 which is delivered to GPC’s Guarantor, AOF Beta and the Company in accordance with clause 2.10 of this deed;

Encumbrance means any mortgage, fixed or floating charge, pledge, lien, option, right to acquire, right of pre-emption, assignment by way of security, trust arrangement for the purpose of providing security, retention arrangement or other security interest of any kind, and any agreement to create any of the foregoing, and Encumber has a corresponding meaning;

Exego OpCo means Exego Pty Ltd ACN 097 993 283;

GPC Call Option Face Value has the meaning given to that term in the Call Option Deed;

GPC Share Value Amount means:

(a)	in respect of a Third Party that elects to receive GPC Shares as part of the Third Party Sale Price in accordance with clause 2.10, the amount calculated by multiplying the number of GPC Shares allocated to the Third Party under clause 2.10(c) by the Applicable GPC Share Price as at the Completion Date; or

(b)	in respect of any other Third Party, $0;

GPC Shares means common shares of GPC’s Guarantor which are subject to the restriction set out in clause 2.12(a) but which are otherwise unrestricted;

GPC SPA means the share sale deed dated on or about 11 March 2013 between AOF Beta, GPC Australia, GPC’s Guarantor and the Company;

Group means the Company and each of its subsidiaries and Group Company means any one of them;

Holdback Cash has the meaning given in the Supplementary Share Plan;

Holdback Collateral has the meaning given in the Supplementary Share Plan;

Holdback Scrip has the meaning given in the Supplementary Share Plan;

Loan means any loan(s) made by AOF Beta, the Company and/or Exego OpCo to the Third Party under a Performance Share Plan, including any “Loan” as defined in the Original Performance Share Plan and any “Loan” as defined in the Supplementary Share Plan;

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Loss means any loss, damage, cost, expense, charge, penalty or liability, but excludes loss of profits, business, goodwill, opportunity or chance, any indirect, special or consequential loss, and any punitive or aggravated damages;

New Shareholders’ Deed means the shareholders’ deed in relation to the Company between (among others) the Company, AOF Beta and UAP substantially in the form set out in Annex 4 of the Subscription Deed;

Non-GPC Option Shares has the meaning given to that term in the Call Option Deed;

NYSE means the New York Stock Exchange;

Ordinary Share means an ordinary share in the capital of the Company;

Original Performance Share Plan means the “Repco Group Holdings Pty Ltd – Loan Funded Management Performance Equity Plan” dated on or about 12 December 2007 (as amended on or about 19 September 2011 and otherwise from time to time);

Performance Share Loan Amount means the amount set out in column 3 of the table in Part B of Schedule 1; [Note: The Performance Share Loan Amount in respect of a Third Party will be calculated on the basis set out below, and the $ amount will be inserted into each Third Party Sale Deed prior to distribution to the relevant Third Parties for execution. The amount will be calculated as follows:

(a)	in the case where the Third Party owes amounts to AOF Beta, the Company and/or Exego OpCo in respect of a Loan, the aggregate amount outstanding under that Loan as at Completion; or

(b)	in any other case, $0;]

Performance Shares means management performance shares in the capital of the Company issued pursuant to the Performance Share Plan;

Performance Share Consideration has the meaning given in clause 2.9;

Performance Share Plan means:

(a)	the Original Performance Share Plan; and

(b)	any other performance equity plan relating to the Company in force as at the Completion Date as such plan is amended from time to time;

Relevant Proportion means a percentage expressed as a fraction the numerator of which is the aggregate number of Third Party Shares (excluding Unvested Performance Shares) and the denominator of which is the aggregate number of Non-GPC Option Shares (excluding all Unvested Performance Shares);

Retention means an amount equal to 5% of the Third Party Sale Price less the Performance Share Loan Amount;

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Retention Refund means:

(a)	in the case where the Adjustment Amount is payable to GPC Australia under the GPC SPA, an amount equal to:

(i)	the Retention; less

(ii)	the aggregate of:

(A)	the sum of the Third Party’s Relevant Proportion of the Adjustment Amount; and

(B)	the Transaction Costs,

provided that if the result of this calculation is less than $0 it shall be deemed to be $0;

(b)	in the case where the Adjustment Amount is payable to AOF Beta under the GPC SPA, an amount equal to:

(i)	the Retention; plus

(ii)	the Third Party’s Relevant Proportion of the Adjustment Amount; less

(iii)	the Transaction Costs,

provided that if the result of this calculation is less than $0 it shall be deemed to be $0;

Sale Proceeds means the amount equal to the Third Party Sale Price, less:

(a)	the Performance Share Loan Amount; and

(b)	the GPC Share Value Amount;

Seller Loan means the loan deed dated on or around 2007 between the Company and AOF Beta pursuant to which the Company put AOF Beta in funds to make the Loan and other similar loans for the purposes of a Performance Share Plan;

Share means a share of any class (other than a redeemable preference share) in the capital of the Company;

Share Transfer Form means a share transfer form in favour of GPC Australia duly executed by the Third Party as transferor;

Stamp Duties means all stamp, transaction or registration duties or similar charges imposed by any taxation authority and includes all penalties, fines, interest or additional charges payable in relation to such duties or charges;

Subscription Deed means the subscription deed dated 22 September 2011 between the Company and UAP, pursuant to which UAP agrees to subscribe for Shares;

Supplementary Share Plan means the “Exego Group Pty Ltd—Supplementary Loan Funded Management Performance Equity Plan” approved by the board of the Company on or about 30 January 2013 as amended from time to time;

Third Party Documents means:

(a)	if the Third Party is the registered holder of any Ordinary Shares, a Share Transfer Form in respect of all of the Ordinary Shares registered in the name of the Third Party together with the share certificates issued by the Company in respect of those Ordinary Shares (or a confirmation of lost certificate in the case of any share certificates found to be missing);

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(b)	if the Third Party is the registered holder of any B Ordinary Shares, a Share Transfer Form in respect of all of the B Ordinary Shares registered in the name of the Third Party together with the share certificates issued by the Company in respect of those B Ordinary Shares (or a confirmation of lost certificate in the case of any share certificates found to be missing);

(c)	if the Third Party is the registered holder of any Performance Shares, a Share Transfer Form in respect of all of the Performance Shares registered in the name of the Third Party together with the share certificates issued by the Company in respect of those Performance Shares (or a confirmation of lost certificate in the case of any share certificates found to be missing); and

(d)	any other document which the parties agree is a “Third Party Document” for the purposes of this deed;

Third Party’s Personal Account means an account notified by the Third Party to the Trustee and AOF Beta in writing prior to Completion as the account into which all payments required to be made to the Third Party under this deed are to be paid or, failing the giving of such notice by the Third Party, an account opened by the Trustee as trustee for the Third Party for the sole purpose of receiving all such payments;

Third Party Sale Price means an amount equal to T in the following formula;

Where:	G is equal to the GPC Call Option Face Value;

  R is equal to the Third Party’s Relevant Proportion; and

  I is equal to the Unvested Performance Share Loan Amount;

Third Party Shares means all of the Shares held by the Third Party, as set out in Part A of Schedule 1;

Third Party Trust Account means the account established in the name of AOF Beta and the Company for the purposes of, among other things, receiving the Third Party Proceeds;

Transaction Costs means an amount equal to the Third Party’s Relevant Proportion of any costs or expenses incurred by AOF Beta in connection with the sale of Shares (including the Third Party Shares) to GPC Australia and all other transactions contemplated by this document, all equivalent documents with other shareholders in the Company and the GPC SPA;

Trustee means the entity who controls the Third Party Trust Account;

UAP means UAP Inc of 7025 Ontario Street, East Montreal, Québec H1N 2B3 Canada;

Unvested Performance Share means a Performance Share which is subject to a CCMP Call Option;

Unvested Performance Share Loan Amount means the amount set out in column 2 of the table in Part B of Schedule 1 less any amount paid to holders of Unvested Performance Shares by way of dividend or other distribution in respect of those Unvested Performance Shares between the date of this deed and Completion, being that amount of the Loan which was used to subscribe for the Unvested Performance Shares comprised in the Third Party Shares that remains owing to AOF Beta as at Completion;

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US$ and US dollars means the lawful currency of the United States of America;

Vested Performance Share means a Performance Share which is no longer subject to a CCMP Call Option;

VWAP means in respect of GPC Shares for a period of time, the volume weighted average sales price for GPC Shares traded on NYSE for that period, taken to 4 decimal places, excluding the effect of any after-hours trading or any other trading outside of the regular trading sessions; and

Warranties means each of the statements set out in Schedule 2.

1.2	Insolvency

The definition of insolvency set out in clause 1.2 of the New Shareholders’ Deed applies to this deed as if set out in full in this deed.

1.3	References to certain other words and terms

(a)	The principles of interpretation set out in clauses 1.4, 1.5, 1.6 (other than clause 1.6(f)), 1.7, 1.8 (subject to clause 1.3(c)) and 1.9 of the New Shareholders’ Deed apply to this deed as if set out in full in this document.

(b)	In this deed, unless otherwise indicated, a reference to any time is a reference to that time in Atlanta, Georgia, United States of America.

(c)	Where Completion of the GPC SPA is to occur on 1 April 2013 in Atlanta, any act, matter or thing required to be done at Completion must be done on 1 April 2013 regardless of whether that day is a Business Day.

2.	SALE OF THIRD PARTY SHARES

2.1	Third Party Documents

Immediately upon execution of this deed, the Third Party must deliver the Third Party Documents to AOF Beta to be held by AOF Beta on and subject to the terms of this deed.

2.2	Dealing with Third Party Shares

On and from the date of this deed the Third Party must not sell, transfer, dispose of, Encumber or otherwise deal with either the legal or beneficial title to the Third Party Shares, and must not agree to do any of those things, except (in each case) to the extent contemplated by or permitted by this deed.

2.3	Sale and purchase

On the Completion Date:

(a)	the Company may convert any Third Party Shares which are Vested Performance Shares into Ordinary Shares;

(b)	the Third Party must sell and GPC Australia must buy the Third Party Shares free from all Encumbrances and together with all rights attaching or accruing to them as at that date;

(c)	subject to clause 2.11(b), GPC Australia must pay the Third Party Sale Price to, or as directed by, the Third Party as follows:

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(i)	in the case where the Third Party owes amounts to AOF Beta or Exego OpCo pursuant to a Loan, by paying the Performance Share Loan Amount at the direction of the Third Party (which is hereby given) to:

(A)	in respect of any amount owed to AOF Beta, AOF Beta in accordance with clause 2.6(a); or

(B)	in respect of any amount owed to Exego OpCo, Exego OpCo; and

(ii)	in the case where any portion of the Third Party Sale Price is Holdback Collateral, such portion must be dealt with as Holdback Collateral in accordance with the Supplementary Share Plan; and

(iii)	by paying the Sale Proceeds at the Third Party’s direction (which is hereby given) to the Third Party Trust Account; and

(iv)	if the Third Party elects to receive some or, subject to clause 2.10(d), all of the Third Party Sale Price payable for its Performance Shares (if any) in the form of GPC Shares in accordance with clause 2.10, then GPC’s Guarantor must issue to the Third Party that number of GPC Shares as GPC’s Guarantor is required to issue in accordance with clauses 2.9 and 2.10; and

(d)	AOF Beta must deliver the Third Party Documents to GPC Australia.

2.4	Performance of Completion obligations

(a)	The obligations of the parties under clause 2.3 are interdependent and no party is obliged to complete the sale and purchase of the Third Party Shares unless all of the obligations of the other parties which are to be performed under that clause are performed as nearly as possible simultaneously, on the same date and in accordance with the terms of this deed.

(b)	Subject to clause 2.4(c), the obligations of GPC Australia to buy the Third Party Shares from the Third Party are interdependent with both the purchase of all other Third Party Shares (as defined in the Call Option Deed) from each other Third Party (as defined in the Call Option Deed) (collectively the Other Transactions) and GPC Australia is not obliged to purchase the Third Party Shares from the Third Party unless the Other Transactions occur as nearly as possible simultaneously.

(c)	GPC Australia and AOF Beta may jointly (but with each acting in its sole discretion) waive the interdependence of the purchase of the Third Party Shares from the Third Party with the purchase of any other Third Party Shares (as defined in the Call Option Deed) from any other Third Party (as defined in the Call Option Deed).

2.5	Application of Third Party Trust Account amounts

(a)	Within 2 Business Days of the date the Sale Proceeds are paid into the Third Party Trust Account pursuant to clause
2.3(c)(iii), AOF Beta and the Company must procure the Trustee to pay to the Third Party’s Personal Account, an amount equal to the greater of:

(i)	$0; and

(ii)	the Sale Proceeds less the Retention.

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(b)	Within 2 Business Days of the date on which any amount in respect of the purchase price adjustment under the GPC SPA (Adjustment Amount) is paid by the person obliged to pay it and received by the person entitled to receive it, AOF Beta and the Company must procure the Trustee to pay to the Third Party’s Personal Account an amount equal to the Retention Refund.

(c)	The Third Party acknowledges and agrees that:

(i)	where the Adjustment Amount is payable to GPC Australia under the GPC SPA, the Third Party will be required to pay to AOF Beta an amount equal to the Third Party’s Respective Proportion of the Adjustment Amount and, to the extent that sufficient funds have been paid to the Third Party Trust Account under clause 2.3(c)(iii) to enable AOF Beta to do so, the Third Party directs AOF Beta and the Company to procure the Trustee to pay an amount equal to the Third Party’s Respective Proportion of the Adjustment Amount from the Third Party Trust Account to AOF Beta on or before the date on which AOF Beta is required to pay the Adjustment Amount to GPC Australia under the GPC SPA;

(ii)	it is liable to AOF Beta for the Transaction Costs and, to the extent that sufficient funds have been paid to the Third Party Trust Account under clause 2.3(c)(iii) to enable AOF Beta to do so, the Third Party directs AOF Beta and the Company to procure the Trustee to pay an amount equal to the Transaction Costs to or otherwise at the direction of AOF Beta prior to payment of the Retention Refund (if any) to the Third Party; and

(iii)	if and to the extent that any funds which have been paid to the Third Party Trust Account under clause 2.3(c)(iii) are insufficient to fund the aggregate of:

(A)	the Third Party’s Respective Proportion of any Adjustment Amount payable to GPC Australia under the GPC SPA; and

(B)	the Transaction Costs,

the Third Party is liable to AOF Beta for, and must pay to AOF Beta on demand an amount equal to, such insufficiency of funds.

2.6	Payment directions and acknowledgement of discharge

(a)	AOF Beta hereby directs GPC Australia to pay the Performance Share Loan Amount (if any) payable to it pursuant to clause 2.3(c)(i) at AOF Beta’s direction (which is hereby given) to the Company.

(b)	AOF Beta agrees that payment of the Performance Share Loan Amount by GPC Australia in accordance with clause 2.3(c)(i) shall constitute the full and proper discharge of any and all obligations on the Third Party to repay the Loan.

(c)	The Company agrees that payment of the Performance Share Loan Amount by GPC Australia in accordance with clause 2.3(c)(i) shall constitute the full and proper discharge of any and all obligations on AOF Beta to repay the Seller Loan to the extent of that Performance Share Loan Amount.

(d)	Exego OpCo agrees that payment of the Performance Share Loan Amount by GPC Australia in accordance with clause 2.3(c)(i) shall constitute the full and proper discharge of any and all obligations on the Third Party to repay the Loan.

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2.7	Title and risk

Title to, and risk in, the Third Party Shares passes from the Third Party to GPC Australia on Completion.

2.8	Termination

If the GPC SPA is terminated prior to Completion:

(a)	this deed will automatically terminate; and

(b)	AOF Beta must return the Third Party Documents to the Third Party within 3 Business Days.

2.9	Third Party may elect the form of Performance Share Consideration

Subject to clause 2.11, the Third Party may elect to receive such portion (if any) of the Third Party Sale Price as is attributable to that Third Party’s Performance Shares (Performance Share Consideration) in the form of:

(a)	a payment of cash (or in immediately available funds) equal to the Sale Proceeds (or, in the case where the Sale Proceeds exceed the Performance Share Consideration, such amount of its Sale Proceeds as is equal to the Performance Share Consideration); or

(b)	GPC Shares; or

(c)	a combination of both cash and GPC Shares,

provided that:

(d)	the total consideration provided to the Third Party will be equal to (and may not exceed) the Third Party Sale Price;

(e)	the total value of any consideration provided to the Third Party in the form of GPC Shares must not exceed the amount (if any) of the Performance Share Consideration;

(f)	if the Third Party wishes to receive any GPC Shares, the Third Party must give an Election Notice in accordance with clause 2.10;

(g)	if a Third Party does not give an Election Notice in accordance with clause 2.10, then the Third Party will be deemed to have elected to receive the Performance Share Consideration in cash, subject to any payment required to be made on the Third Party’s behalf under clause 2.3(c)(i) and except for the amount in Australian dollars equal to the value of any Holdback Collateral which GPC’s Guarantor and the Company agree in accordance with the Supplementary Share Plan will take the form of Holdback Scrip (as such amount is calculated by reference to the Applicable Exchange Rate as at the date when the amount of the Holdback Scrip is determined); and

(h)	if a Third Party does give an Election Notice in accordance with clause 2.10, but the number of GPC Shares issued under clause 2.10(c) is rounded down, then the Third Party will be deemed to have elected to receive a cash amount in Australian dollars equal to the value of the portion of the relevant GPC Share that is rounded down under clause 2.10(c) calculated by reference to the Applicable Exchange Rate.

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2.10	GPC Shares Election Notice

If the Third Party wishes to receive any part of the Performance Share Consideration by way of GPC Shares, then:

(a)	no later than 6 Business Days prior to Completion, the Third Party must deliver a completed Election Notice to GPC’s Guarantor, AOF Beta and the Company;

(b)	once the completed Election Notice is so delivered in accordance with clause 2.10(a), it will be irrevocable and will be binding upon the Third Party;

(c)	once the completed Election Notice is so delivered in accordance with clause 2.10(a), GPC’s Guarantor must, subject to clause 2.11, take all necessary steps to issue to the Third Party on Completion that number of GPC Shares which, subject to clause 2.10(d), equals (rounded down to the nearest whole number) the amount equal to the Performance Share Consideration that the Third Party elected (or is deemed to have elected) to receive as GPC Shares (expressed in US dollars as calculated by reference to the Applicable Exchange Rate for the day immediately prior to (but excluding) the Business Day prior to the Completion Date) as set out in the Election Notice divided by the Applicable GPC Share Price, provided that any Holdback Collateral which takes the form of Holdback Scrip must be dealt with in accordance with the terms of the Supplementary Share Plan;

(d)	once the completed Election Notice is so delivered in accordance with clause 2.10(a):

(i)	if the Third Party does not elect, or is not deemed to have elected, to receive sufficient cash to repay the Loan or any other loan to the Third Party by AOF Beta, Exego OpCo or the Company in respect of the Third Party Shares (TP Loans) and:

(A)	direct that the cash be used in repayment of such TP Loans; or

(B)	otherwise repay such TP Loans on or before Completion,

then the Third Party will be deemed to have elected to receive sufficient cash as part of the Third Party Sale Price to repay the TP Loans and hereby directs GPC Australia to repay the TP Loans on behalf of the Third Party from those cash proceeds; and

(ii)	if GPC’s Guarantor and the Company agree in accordance with the Supplementary Share Plan that all or any portion of the any Holdback Collateral will take the form of Holdback Cash, the Third Party will be deemed to have elected to receive the Third Party Sale Price as Sale Proceeds in cash in an amount equal to the Holdback Cash and hereby directs GPC Australia to deal with such Holdback Cash in accordance with the Supplementary Share Plan.

2.11	No regulated disclosure and AOF Beta discretion

(a)	Neither GPC Australia nor GPC’s Guarantor will be taken to have offered or invited for subscription any GPC Shares and nothing in this deed obliges GPC Australia or GPC’s Guarantor to offer or issue GPC Shares (GPC Issue) to a Third Party if that GPC Issue or any purported acceptance of it would require GPC Australia or GPC’s Guarantor to make disclosure to investors under Chapter 6D of the Corporations Act 2001 (Cth) or the Securities Act 1978 (New Zealand) (Regulated Disclosure). If a GPC Issue to a Third Party would require Regulated Disclosure, GPC Australia may instead pay to that Third Party the relevant portion of the Third Party Sale Price in accordance with clause 2.3(c)(iii) notwithstanding anything specified (or deemed to be specified) in an Election Notice by that Third Party.

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(b)	If the Third Party will not receive Sale Proceeds in the form of cash in an amount which equals or exceeds the Retention, the Third Party must pay (or make arrangements satisfactory to AOF Beta for the payment of) an amount equal to the difference between the Retention and the Sale Proceeds it will receive in the form of cash to the Third Party Trust Account on the Completion Date and GPC Australia and GPC’s Guarantor must ensure that the Third Party Sale Price is not paid to the Third Party in accordance with clause 2.3(c) unless and until the Third Party has complied with its obligations under this clause 2.11(b).

2.12	Resale restriction of GPC Shares

If the Third Party which elects (or is taken to elect) to receive the Third Party Sale Price in the form of GPC Shares, the Third Party:

(a)	acknowledges that the sale or other transfer of the GPC Shares issued to the Third Party will be restricted for a period of 6 months after the date of issue of those GPC Shares; and

(b)	agrees that GPC’s Guarantor may administer its share register, and make any arrangements and do all things reasonably necessary, for the purpose of preventing a breach of that restriction and agrees to GPC’s Guarantor effecting those arrangements or doing those things. Without limiting these powers, GPC’s Guarantor or its share registrar may include a legend on any certificate for those GPC Shares which specifies the restriction and may refuse to register a transfer of those GPC Shares by the Third Party that would involve a breach of that restriction.

3.	WARRANTIES AND ACKNOWLEDGMENTS

(a)	The Third Party warrants to GPC Australia that each Warranty is true, accurate and not misleading as at the date of this deed, and will at Completion be true, accurate and not misleading (unless a Warranty is expressed to be given at a particular date, in which case it is given as of that date only).

(b)	Each Warranty is separate and independent and, except as expressly provided to the contrary in this deed, is not limited by reference to any other Warranty.

(c)	Subject at all times to clause 4, the Third Party indemnifies GPC Australia against, and must pay to GPC Australia on demand an amount equal to, all Losses suffered or incurred by GPC Australia arising out of or in connection with any Warranty being untrue, inaccurate or misleading.

(d)	Any payment made by the Third Party to GPC Australia in connection with a Claim will be treated as a pro-rata reduction in the Third Party Sale Price.

(e)	If the Third Party which elects (or is taken to elect) to receive all or any part of the Third Party Sale Price in the form of GPC Shares, GPC’s Guarantor warrants to the Third Party that such shares will be:

(i)	common shares in GPC’s Guarantor;

(ii)	free from all Encumbrances (except to the extent expressly set out in this deed); and

(iii)	validly issued, fully paid up and free from further capital contribution obligations.

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(f)	If the Third Party elects (or is taken to elect) to receive all or any part of the Third Party Sale Price in the form of GPC Shares, the Third Party acknowledges and agrees that:

(i)	the issuance of the relevant GPC Shares will not be registered under the Securities Act of 1933 (USA), as amended (the Securities Act), or any other applicable securities laws;

(ii)	the issuance of the relevant GPC Shares is intended to be exempt from registration under the Securities Act and any other applicable securities laws by virtue of certain exemptions thereunder, including Section 4(2) of the Securities Act and Regulation D promulgated thereunder, and, therefore, the GPC Shares cannot be resold unless registered under the Securities Act and any other applicable securities laws or unless an exemption from registration is available;

(iii)	GPC and its advisors will rely on the Warranties for purposes of determining whether the issuance of the relevant GPC Shares is exempt from registration under the Securities Act and any other applicable securities laws;

(iv)	the relevant GPC Shares will be characterized as “restricted securities” under the Securities Act and that the GPC Shares must bear the following or similar legend (in addition to such other restrictive legends as are required or deemed advisable under any applicable law or any other agreement to which GPC is a party):

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND APPLICABLE STATE SECURITIES LAWS, COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”; and

(v)	the Third Party:

(A)	has the financial ability to bear the economic risk of the investment in the GPC Shares;

(B)	has adequate means for providing for its current needs and contingencies;

(C)	has no need for liquidity with respect to the investment in the GPC Shares, and;

(D)	can afford a complete loss of the investment in the GPC Shares at this time and in the foreseeable future; and

(vi)	the Third Party has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the relevant GPC Shares and of making an informed investment decision with respect thereto.

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4.	LIMITATIONS

4.1	Cap on Claims

The maximum aggregate liability of the Third Party arising out of or in connection with this deed or its subject matter (including any and all Claims) is limited to an amount equal to the Third Party Sale Price.

4.2	Time limit

(a)	The liability of the Third Party in respect of any and all Claims terminates on the date which is 12 months after the Completion Date except in respect of any Claim of which notice is given to the Third Party in accordance with this deed before the first anniversary of the date of this deed.

(b)	The liability of the Third Party in respect of any Claim will in any event terminate if proceedings in respect of that Claim have not been commenced within 6 months after notice of that Claim is given in accordance with this deed.

4.3	Notice

(a)	If GPC Australia becomes aware of a matter or circumstance which may give rise to a Claim, GPC Australia must give notice to the Third Party specifying the relevant facts and the nature of the Claim, and give an estimate of the amount of the Claim (Claim Notice) no later than 20 Business Days after GPC Australia first becomes aware of that fact, matter or circumstance.

(b)	Failure to give a Claim Notice within the period specified in clause 4.3(a) will not bar GPC Australia or GPC’s Guarantor from making a Claim but the Third Party will not be liable for any increased Loss suffered by GPC Australia or GPC’s Guarantor as a result of not giving the Third Party the Claim Notice within the time specified in clause 4.3(a).

4.4	No liability for consequential loss

For the avoidance of doubt, the Third Party has no liability for any loss of profits, business, goodwill, opportunity or chance, or for any indirect, special or consequential loss or any punitive or aggravated damages.

4.5	Mitigation

Nothing in this deed prejudices or otherwise affects any obligations of a party at common law concerning, or otherwise resulting in, the mitigation of Loss by that party.

4.6	Right to remedy

If the fact, matter or circumstance giving rise to a Claim is capable of remedy:

(a)	GPC Australia must procure that the Third Party is given a 20 Business Day period after receipt of the Claim Notice to remedy the relevant fact, matter or circumstance; and

(b)	GPC Australia must, without prejudice to GPC Australia’s obligations under clause 4.6, provide, and must procure that each relevant Group Company provides, all reasonable assistance to the Third Party as the Third Party requests in writing to remedy the relevant fact, matter or circumstance, provided that:

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(i)	GPC Australia must provide the Third Party with a written estimate (prepared in good faith) of the aggregate amount of any out of pocket costs or expenses (excluding, for the avoidance of doubt, any costs or expenses attributable to management time) which it is reasonably likely to incur in the provision of such assistance (the Estimate); and

(ii)	GPC Australia is only required to provide any assistance which would result in it incurring any out of pocket costs or expenses (excluding, for the avoidance of doubt, any costs or expenses attributable to management time) (Relevant Costs) if the Third Party approves the provision of such assistance in writing, in which case the Third Party must reimburse GPC Australia for all Relevant Costs actually incurred by GPC Australia (as evidenced by appropriate invoices) in the provision of such assistance up to an amount not exceeding the Estimate (or such greater amount as the Third Party and GPC Australia agree in writing).

4.7	Subsequent recovery

If the Third Party makes a payment in respect of a Claim (the Third Party’s Payment) and:

(a)	at any time after the making of such payment any Group Company or GPC Australia receives any sum, other than the Third Party’s Payment, which would not have been received but for the matter or circumstance giving rise to that Claim (the Relevant Sum);

(b)	the receipt of the Relevant Sum was not taken into account in calculating the Third Party’s Payment; and

(c)	the aggregate of the Relevant Sum and the Third Party’s Payment exceeds the amount required to compensate GPC Australia in full for the loss or liability which gave rise to the Claim in question (such excess being the Excess Recovery),

GPC Australia must, promptly following receipt of the Relevant Sum by it or the relevant Group Company, repay to the Third Party an amount equal to the lesser of the Excess Recovery and the Third Party’s Payment.

4.8	Insurance

Without prejudice to clause 4.5, if in respect of any matter which would otherwise give rise to a Claim, any of the Group Companies is entitled to claim under any policy of insurance (or would have been so entitled had it maintained in force its insurance cover current at Completion), the amount of the Claim is taken to be reduced by the amount of insurance monies to which that Group Company is or would have been entitled.

4.9	Independent limitations

Each of the qualifications and limitations set out in this clause 4 is to be construed independently of the others and is not limited by any other qualification or limitation.

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5.	GUARANTEE

5.1	Guarantee by GPC’s Guarantor

GPC’s Guarantor unconditionally and irrevocably:

(a)	guarantees to AOF Beta and the Third Party the payment when due of all amounts payable by GPC Australia under or pursuant to this deed;

(b)	undertakes to ensure that GPC Australia will perform when due all its obligations under or pursuant to this deed;

(c)	agrees that, if and each time that, GPC Australia fails to make any payment when it is due under or pursuant to this deed, GPC’s Guarantor must on demand (without requiring AOF Beta or the Third Party first to take steps against GPC Australia or any other person) pay that amount to AOF Beta or the Third Party (as the case may be) as if it were the principal obligor in respect of that amount; and

(d)	agrees as principal debtor and primary obligor to indemnify AOF Beta and the Third Party against, and to pay to AOF Beta or the Third Party (as applicable) on demand an amount equal to, all losses, damages, costs, expenses, charges, penalties and other liabilities (including legal and other professional fees) directly or indirectly incurred or suffered by AOF Beta or the Third Party arising out of or in connection with any non-payment or default of any kind by GPC Australia under or pursuant to this deed.

5.2	Obligations not affected by certain matters

The obligations of GPC’s Guarantor under this deed are not affected by any matter or thing which, but for this provision, might operate to affect or prejudice those obligations, including:

(a)	any time or indulgence granted to, or composition with, GPC Australia or any other person;

(b)	the taking, variation, renewal or release of, or neglect to perfect or enforce this deed or any right, guarantee, remedy or security from or against GPC Australia or any other person;

(c)	any variation or change to the terms of, or any waiver, consent or notice given under, this deed; or

(d)	any unenforceability or invalidity of any obligation of GPC Australia, so that this deed must be construed as if there were no such unenforceability or invalidity.

5.3	Waiver of rights

GPC’s Guarantor irrevocably waives and must not exercise any right of indemnity or subrogation which it otherwise might be entitled to claim and enforce against or in respect of AOF Beta or the Third Party.

5.4	GPC Australia’s actions to bind GPC’s Guarantor

Any agreement, waiver, consent or release given by GPC Australia binds GPC’s Guarantor.

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6.	GENERAL

6.1	Further assurances

Each party must do all things and execute all further documents necessary to give full effect to this deed and must, where applicable, use all reasonable endeavours to cause relevant third parties to do the same.

6.2	[Trustees]

[Delete if Third Party not acting as Trustee]

[If the Third Party is a trustee and enters into this deed in its capacity as trustee of a trust then:

(a)	the Third Party enters into this deed only in its capacity as trustee of the relevant trust and in no other capacity;

(b)	a liability arising under or in connection with this deed (whether that liability arises under a specific provision of this deed, or for breach of contract or otherwise) can be enforced against the Third Party only to the extent to which it can be satisfied out of the property of the relevant trust out of which the Third Party is actually indemnified for the liability;

(c)	the limitation of the liability under clause 6.2(b):

(i)	applies despite any other provision of this deed; and

(ii)	extends to all liabilities and obligations of the Third Party in relation to any representation, warranty, conduct, omission, agreement or transaction related to this deed; and

(d)	GPC Australia may not:

(i)	sue the Third Party personally;

(ii)	seek the appointment of a liquidator, administrator, receiver or similar person to the Third Party; or

(iii)	prove in any liquidation, administration or arrangement of or affecting the Third Party,

provided that the provisions of this clause 6.2 will not apply to any obligation or liability of a Third Party which is a trustee to the extent that it is not satisfied because there is a reduction in the extent, or an extinguishment, of the Third Party’s indemnification out of the assets of the relevant trust, as a result of that trustee’s fraud, gross negligence or breach of trust.]

6.3	Costs

Except as otherwise expressly provided in this deed, each party must pay the costs and expenses incurred by it in connection with entering into and performing its obligations under this deed.

6.4	Stamp Duties

As between the parties, GPC Australia is liable for and must pay all Stamp Duties on or relating to this deed and any transfer of the Third Party Shares executed under or in connection with it.

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6.5	Counterparts

This deed may be executed in counterparts, which taken together constitute one and the same agreement, and any party (including any duly authorised representative of a party) may enter into this deed by executing a counterpart. Faxed signatures are taken to be valid and binding to the same extent as original signatures.

7.	GOVERNING LAW AND JURISDICTION

7.1	Governing law

This deed and any non-contractual obligations arising out of or in connection with it are governed by the law applying in Victoria, Australia.

7.2	Jurisdiction

The courts having jurisdiction in Victoria, Australia have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute relating to any non-contractual obligations arising out of or in connection with this deed) and each party irrevocably submits to the non-exclusive jurisdiction of the courts having jurisdiction in Victoria, Australia.

THIS DEED has been executed and delivered on the date stated at the beginning of this deed.

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EXECUTION PAGE

[Insert execution block for Third Party seller]

EXECUTED AS A DEED by AOF BETA B.V.:	) ) )

Name of managing director		Name of managing director

Signature of managing director		Signature of managing director

EXECUTED AS A DEED by EXEGO GROUP PTY LTD (ACN 123 768 936) in accordance with section 127 of the Corporations Act 2001 (Cth):	) ) )

Name of director		Name of company secretary/director

Signature of director		Signature of company secretary/director

EXECUTED AS A DEED by GENUINE PARTS AUSTRALIA PTY LTD (ACN 153 300 095) in accordance with section 127 of the Corporations Act 2001 (Cth):	) ) )

Name of director		Name of company secretary/director

Signature of director		Signature of company secretary/director

18

EXECUTED AS A DEED by GENUINE PARTS COMPANY by its duly authorised representatives :	) ) )

Name of officer		Name of officer

Signature of officer		Signature of officer

19

SCHEDULE 1

THIRD PARTY SHARES

PART A – THIRD PARTY SHARES

Copy will be

furnished to

Commission upon

request.

20

SCHEDULE 2

WARRANTIES

Copy will be

furnished to

Commission upon

request.

21

SCHEDULE 3

GPC SHARES ELECTION NOTICE – PERFORMANCE SHARES

Copy will be

furnished to

Commission upon

request.

22

ANNEX 3

EMPLOYMENT AGREEMENT

Copy will be

furnished to

Commission upon

request.